SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 1999

Cabletron Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10228	04-2797263
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer identification no.)

35 Industrial Way, Rochester, New Hampshire 03867
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (603) 332-9400

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On November 21, 1999, Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Efficient Networks, Inc., a Delaware corporation ("Efficient"), Fire Acquisition Corporation, a California corporation and wholly-owned subsidiary of Efficient ("Merger Sub"), and Flowpoint Corporation, a California corporation and wholly-owned subsidiary of Cabletron ("Flowpoint"), pursuant to which, on December 17, 1999, Flowpoint merged with and into Merger Sub and became a wholly-owned subsidiary of Efficient (the "Merger"). A copy of each of the Merger Agreement, Amendment No. 1 to the Merger Agreement dated December 14, 1999 and Amendment No. 2 to the Merger Agreement dated December 17, 1999 are attached hereto as Exhibits 2.1, 2.2 and 2.3 respectively, and are incorporated herein by reference.

The Merger was effected on December 17, 1999 through the issuance of 7,200,000 shares of Common Stock of Efficient and 6,300 shares of Series A Non-Voting Convertible Preferred Stock of Efficient (the "Shares") in exchange for all of the capital stock of Flowpoint outstanding immediately prior to the consummation of the Merger. The amount of consideration was determined based upon arm's-length negotiations between Efficient, Cabletron and Flowpoint. The Merger qualified as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

In connection with the Merger Agreement, Efficient entered into Voting Agreements dated November 20, 1999 (the "Voting Agreements") with a majority of its stockholders. The Voting Agreements relate to the 6,300 shares of Efficient Series A Non-Voting Preferred Stock (the "Preferred Stock") issued to Cabletron as partial consideration in connection with the Merger. Pursuant to the Voting Agreements, the majority of Efficient's stockholders (such majority to be determined as of December 10, 1999) have agreed to vote all of the shares of Efficient Common Stock held by them as of December 10, 1999 and which they continue to hold at the time of the Efficient special meeting of stockholders (which special meeting will be held in the near future on a date to be announced) in favor of the conversion of the Preferred Stock into shares of Efficient Common Stock at a conversion ratio of 1,000 shares of Efficient Common Stock for each share of Preferred Stock. Upon stockholder approval, the 6,300 shares of Preferred Stock shall convert into an aggregate of 6,300,000 shares of Efficient Common Stock.

In connection with the Merger Agreement, Cabletron and Efficient entered into a Standstill and Disposition Agreement (the "SDA") whereby Cabletron agreed, among other things, not to transfer or acquire additional shares of Efficient (except in certain circumstances) and to restrictions on Cabletron's ability to vote its shares of Efficient Common Stock. Under the SDA, Efficient, among other things, granted certain registration rights to Cabletron.

In connection with the Merger Agreement, Efficient filed a Certificate of Designation that governs the rights and preferences accorded to the shares of Series A preferred stock issued to Cabletron in the Merger.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, Amendments Nos. 1 and 2 to the Merger Agreement, the Standstill and Disposition Agreement and the Certificate of Designations, all of which are attached hereto as Exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS

2.1   Agreement and Plan of Merger and Reorganization dated as of November 21, 1999 by and among Cabletron Systems, Inc., Efficient Networks, Inc., Flowpoint Corporation and Fire Acquisition Corporation (the "Merger Agreement").
2.2   Amendment No. 1 to the Merger Agreement dated as of December 14, 1999.
2.3   Amendment No. 2 to the Merger Agreement dated as of December 17, 1999.
2.4   Standstill and Disposition Agreement, dated as of December 17, 1999, between Cabletron Systems, Inc. and Efficient Networks, Inc.
2.5   Certificate of Designation of Efficient Networks, Inc., filed December 17, 1999.
2.6   Agreement by Cabletron Systems, Inc. to Furnish Copies of Omitted Schedules and Exhibits to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2000 Date	CABLETRON SYSTEMS, INC. Registrant

/s/ Eric Jaeger
Eric Jaeger Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization, dated as of November 21, 1999, by and among Cabletron Systems, Inc., Efficient Networks, Inc., Flowpoint Corporation and Fire Acquisition Corporation.
2.2	Amendment No. 1 to the Merger Agreement dated as of December 14, 1999.
2.3	Amendment No. 2 to the Merger Agreement dated as of December 17, 1999.
2.4	Standstill and Disposition Agreement, dated as of December 17, 1999, between Cabletron Systems, Inc. and Efficient Networks, Inc.
2.5	Certificate of Designation of Efficient Networks, Inc., filed December 17, 1999.
2.6	Agreement by Cabletron Systems, Inc. to Furnish Copies of Omitted Schedules and Exhibits to the Merger Agreement.

Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

EFFICIENT NETWORKS, INC.,

FIRE ACQUISITION CORPORATION

CABLETRON SYSTEMS, INC.

AND

FLOWPOINT CORPORATION

Dated as of November 21, 1999

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER...................................................    1

1.1 The Merger 1

2.3 Capitalization 6

-i-

-ii-
6.18 Options................................................... 40

6.19 Retention................................................. 40

 ARTICLE VII CONDITIONS TO THE MERGER..................................       41 7.1 Conditions to Obligations of Each Party to Effect the
       Merger.....                                              41

7.2 Additional Conditions to Obligations of Company and Parent 41

7.3 Additional Conditions to the Obligations of Purchaser and

-iii-

INDEX OF EXHIBITS

Exhibit A Form of Purchaser Voting Agreement

Exhibit B Form of Reseller Agreement

Exhibit C Form of Standstill and Disposition Agreement

Exhibit D Certificate of Designation

Exhibit E Form of Transition Services Agreement

Exhibit F Form of Cross License Agreement

-iv-

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of November 21, 1999, among Efficient Networks, Inc., a Delaware corporation ("Purchaser"), Fire Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), Cabletron Systems, Inc., a Delaware corporation ("Parent") and Flowpoint Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Company").

RECITALS

A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the California Corporations Code (the "CCC"), Purchaser, Merger Sub, Parent and Company intend to enter into a business combination transaction.

B. The Boards of Directors of Company, Parent, Purchaser and Merger Sub (i) have determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of their respective long-term business strategies and is fair to, and in the best interests of their respective stockholders and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Company's willingness to enter into this Agreement, certain affiliates of Purchaser are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Purchaser Voting Agreements").

D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

E. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the CCC, the Company shall be merged with and into Merger Sub (the "Merger"), the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of California in accordance with the relevant provisions of California law (the "Merger Documents") (the time of such filing (or such later time as may be agreed in writing by Company and Purchaser and specified in the Merger Documents) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization and the certificate of merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Flowpoint, Corp."

(b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time.

1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Common Stock. Each share of Common Stock, par value $0.01 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted

(subject to Sections 1.6(d) and (e)) into the right to receive 72,000 shares of Common Stock of Purchaser (the "Purchaser Common Stock") and 63,000 shares of Series A Non-Voting Convertible Preferred Stock having the terms set forth in the Certificate of Designation attached hereto as Exhibit D (the "Preferred Stock", together with the Purchaser Common Stock, the "Merger Consideration") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

(b) Cancellation of Purchaser-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Purchaser or any direct or indirect wholly-owned subsidiary of Company or of Purchaser immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Capital Stock of Merger Sub. Each certificate evidencing ownership of shares of Common Stock, par value $.001 per share, of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

(d) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Purchaser Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time, or in the event that the number of shares of Company Common Stock on a fully diluted basis is different from that specified in Section 2.3 of this Agreement and disclosed in Section 2.3 of the Company Schedule (regardless of whether such difference is a result of an additional issuance or cancellation of capital stock or a correction to such Sections).

(e) Fractional Shares. No fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(b)) receive from Purchaser an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Purchaser Common Stock for the five (5) most recent days that Purchaser Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

1.7 Surrender of Certificates.

(a) Purchaser to Provide Common Stock. At the Effective Time, Purchaser shall make available for exchange in accordance with this Article I, the shares of Purchaser Common Stock and Preferred Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(b).

(b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock and Preferred Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered certificate or certificates of Company Common Stock (the "Certificates") with respect to the shares of Purchaser Common Stock and Preferred Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Purchaser shall deliver to the record holders thereof, without interest, certificates representing whole shares of Purchaser Common Stock and Preferred Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(e) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Purchaser Common Stock and Preferred Stock.

(c) Transfers of Ownership. If certificates representing shares of Purchaser Common Stock and Preferred Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Purchaser Common Stock and Preferred Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(d) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Purchaser nor the Surviving Corporation shall be liable to a holder of shares of Purchaser Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

1.8 No Further Ownership Rights in Company Common Stock. All shares of Purchaser Common Stock and Preferred Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.7(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Purchaser Common Stock and Preferred Stock into which the shares of

Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(b); provided, however, that Purchaser may, in its sole and absolute discretion and as a condition precedent to the issuance of such certificates representing shares of Purchaser Common Stock and Preferred Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 Tax and Accounting Consequences.

(a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

(b) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY

As of the date hereof and as of the Closing Date, the Parent and the Company represent and warrant to Purchaser and Merger Sub, jointly and severally, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent and Company to Purchaser dated as of the date hereof and certified by duly authorized officers of Company and Parent (the "Company Schedule"), as follows:

2.1 Organization and Qualification; Subsidiaries.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Except as set forth in Section 2.1(a) of the Company Schedule, Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the assets it purports to own, operate or lease and to carry on its business as it is now being conducted except where the failure to have such Approvals would not have a Material Adverse Effect on the Company.

(b) Company has no subsidiaries. Company has not agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

(c) Company is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of their business makes such qualification or licensing necessary and where the failure to be so duly qualified or licensed would either individually or in the aggregate have a Material Adverse Effect on the Company.

2.2 Certificate of Incorporation and Bylaws. Company has previously furnished to Purchaser a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents.

2.3 Capitalization.

(a) The authorized capital stock of Company consists of 1,000 shares of Company Common Stock, par value of $0.01 per share. At the close of business on the date of this Agreement (i) 100 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held by subsidiaries of Company; (iii) no shares of Company Common Stock were available or reserved for issuance pursuant to any employee stock plan or upon conversion of any warrants; and all 100 shares of issued and outstanding Company Common Stock were held by Parent. All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable federal and state securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

(b) As of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(b) of the Company Schedule or as set forth in Section 2.3(a)

hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti takeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes a legal and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

2.5 No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 2.5(a) of the Company Schedule, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to compliance with the requirements set forth in Section 2.5(b) below, to the knowledge of Company, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not-

reasonably be expected to have a Material Adverse Effect on the Company.

(b) Except as set forth in Section 2.5(b) of the Company Schedule, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Merger Documents as required by California Law and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not otherwise have a Material Adverse Effect.

2.6 Compliance; Permits.

(a) Except as set forth in Section 2.6(a) of the Company Schedule, to the knowledge of the Company, Company is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

(b) Except as set forth in Section 2.6(b) of the Company Schedule, to the knowledge of the Company, Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company taken as a whole as it is now being conducted (collectively, the "Company Permits"). Company is in compliance in all material respects with the terms of the Company Permits.

2.7 Financial Statements.

(a) The Company has provided to Purchaser (i) unaudited consolidated financial statements for the fiscal years ended March 31, 1997 and 1998, August 31, 1998 and February 28, 1999, and (ii) unaudited financial statements for the period ended September 30, 1999 (collectively and as amended, the "Company Reports").

(b) Except as set forth in Section 2.7(b) of the Company Schedule, each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

(c) Except as and to the extent set forth or reserved against on the balance sheet of the Company as reported in the Company Reports, including the notes thereto, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except (i) liabilities provided for in Company's balance sheet as of September 30, 1999; (ii) liabilities incurred since September 30, 1999 in the ordinary course of business; or (iii) liabilities which are not material to the business, results of operations or financial condition of Company.

2.8 Absence of Certain Changes or Events. Since September 30, 1999 (the "Reference Balance Sheet Date"), except (i) as disclosed in Section 2.8 of the Company Schedule, or (ii) provided for in or disclosed pursuant to subsections (i) - (xxiv) below, the business of the Company has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 2.8 of the Company Schedule, since the Reference Balance Sheet Date, the Company has not:

(i) transferred to any person or entity, including Parent, any rights to its Intellectual Property (as defined in Section 2.20) other than transfers necessary to conduct development and manufacturing activities and sell products in the ordinary course of business consistent with past practice;

(ii) knowingly permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be subjected to any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("Encumbrance"), other than such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $50,000 in the aggregate; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property or assets that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable, (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes and (iv) Encumbrances that could not reasonably be expected to have a Material Adverse Effect ("Permitted Encumbrances") and Encumbrances that will be released at or prior to the Closing;

(iii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Balance Sheet Date;

(iv) made any loan to, guaranteed any indebtedness for borrowed money of or otherwise incurred any indebtedness for borrowed money on behalf of any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government ("Person") other than payroll, travel guaranties and other advances made in the ordinary course of business;

(v) failed to pay any creditor any material amount owed to such creditor when due except as may be in accordance with the ordinary course of business consistent with past practice;

(vi) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or otherwise;

(vii) made any material changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories (as defined below), marketing, selling and pricing;

(viii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

(ix) made any capital expenditure or commitment of any capital expenditure in excess of $75,000 individually or $200,000 in the aggregate;

(x) issued any sales orders or otherwise entered into an agreement that requires the Company to make any purchases involving payments by the Company in excess of $250,000 individually or $1,000,000 in the aggregate;

(xi) sold, transferred, leased, subleased, licensed or otherwise disposed of any material properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of

Inventories in the ordinary course of business consistent with past practice;

(xii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same,of, or any other interest in, the Company;

(xiii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

(xiv) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company to any of its employees, consultants or directors or (B) established or increased or promised to increase any benefits under any Parent employee benefit or option plans, in either case except as required by law or any collective bargaining agreement or involving ordinary increases in the ordinary course of business consistent with the past practices of the Company;

(xv) written down or written up the value of any Inventories or receivables or revalued any assets of the Company other than in the ordinary course of business consistent with past practice, and in accordance with U.S. GAAP;

(xvi) amended, terminated, cancelled or compromised any material claims of the Company or waived any other rights of substantial value to the Company or settled any material litigation;

(xvii) made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by U.S. GAAP or disclosed in Section 2.8 of the Company Schedule;

(xviii) amended or modified in any material respect, or consented to the termination of, any Material Contract (as defined below) or the Company's rights thereunder;

(xix) amended or restated the certificate of incorporation or the bylaws (or other organizational documents) of the Company;

(xx) knowingly disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent or a valid confidentiality agreement); or knowingly permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any right, title, interest or license;

(xxi) made any express or deemed election (other than as set forth on the Company's tax returns) or settled or compromised any material liability, with respect to Taxes (as defined in Section 8.1) of the Company;

(xxii) suffered any casualty loss or damage with respect to any of the assets which in the aggregate have a replacement cost of more than $100,000, and which is not covered by insurance;

(xxiii) suffered any Material Adverse Effect; or

(xxiv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.8 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 2.8, except as expressly contemplated by this Agreement.

For purposes of this Agreement, the term "Inventories" shall mean all inventory, merchandise, finished goods, raw materials, packaging and supplies of the Company.

For purposes of this Agreement, the term "Material Contracts" shall mean the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company:

(i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or otherwise related to the business of the Company under the term of which the Company (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $200,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by the Company without penalty or further payment and without more than 90 days' notice;

(ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property or for the furnishing of services by the Company which: (A) is likely to involve consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to involve consideration of more than $200,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Company without penalty or further payment and without more than 90 days' notice;

(iii) all broker, distributor, label group, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party involving the payment of more than $200,000 during the calendar year ended December 31, 1999 and which are not cancelable without penalty or further payment and without more than 90 days' notice;

(iv) all management contracts, and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party involving payments in excess of $50,000 per annum and which are not cancelable without penalty or further payment and without more than 30 days' notice;

(v) all contracts and agreements relating to indebtedness of the Company;

(vi) all agreements relating to Intellectual Property, including all licenses and sublicenses thereof, but excluding shrink wrap and other commodity type licenses;

(vii) all contracts and agreements with any Governmental Entity to which the Company is a party;

(viii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix) all contracts and agreements between or among the Company and any Affiliate of the Company, including any shareholder agreements;

(x) all contracts and agreements for providing benefits to Company employees, consultants or directors under any Parent employee benefit or option plans;

(xi) all contracts and agreements of indemnification or any guaranty other than an agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

(xii) all dealer, distributor, joint marketing or development contracts and agreements currently in force under which Company have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, and all contracts and agreements pursuant to which Company have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

(xiii) all contracts, agreement and commitments currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any contract, agreement and commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Purchaser; and

(xiv) all other contracts and agreements, whether or not made in the ordinary course of the business, which are material to the Company, taken as a whole, or the conduct of the business, or the absence of which would have a Material Adverse Effect.

For purposes of this Agreement, the term "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

2.9 Absence of Litigation. Except as set forth in Section 2.9 of the Company Schedule, there are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any properties or rights of Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

2.10 Customers; Suppliers.

(a) Listed in Section 2.10(a) of the Company Schedule are the names and addresses of all the customers of the Company which ordered goods or merchandise from the Company with an aggregate value of $200,000 or more during the twelve-month period ended September 30, 1999, and the amount for which each such customer was invoiced during such period. Except as disclosed in Section 2.10 of the Company Schedule, none of Parent, the Company has not received any notice written or oral that any significant customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

(b) Listed in Section 2.10(b) of the Company Schedule are the names and addresses of all the suppliers from which the Company ordered raw materials, supplies, merchandise and other goods for the Company with an aggregate purchase price of $200,000 or more during the twelve-month period ended September 30, 1999 and the amount for which each such supplier invoiced the Company during such period. Except as disclosed in Section 2.10 of the Company Schedule, none of Parent nor the Company has received any notice written or oral that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases.

2.11 Product and Service Warranties

Set forth on Section 2.11 of the Company Schedule are the standard written forms of product and service warranties and guarantees utilized by the Company as of the date of this Agreement. Except as set forth on Section 2.11 of the Company Schedule, during a period of one (1) year prior to the Closing Date, neither the Company or any of their Affiliates have made any other written material warranties (which remain in effect) with regard to products and/or services supplied by the Company.

2.12 Employee Benefit Plans. Except as set forth in Section 2.12 of the Company Schedule:

(a) For purposes of this Section 2.12, the following terms shall have the meanings set forth below:

(i) "Affiliate" shall mean any person or entity under common control with the Company within the meaning of Code Section 414(b), (c), (m) or (o).

(ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(iii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(iv) "Employee" shall mean any former or active employee, consultant, or director of the Company.

(v) "Employee Plan" shall mean each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of ERISA Section 3(3) which is or has been maintained, contributed to, or required to be contributed to, by the Parent or any Affiliate for the benefit of any Employee or for which the Company has or may have any liability or obligation.

(vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(b) (i) Each Employee Plan has been maintained in all material respects in compliance with its terms and with all applicable requirements of law (including the Code and ERISA). Parent and the Company have performed in all material respects all obligations required to be performed by each of them under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan; (ii) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course) has been brought, or to the knowledge of Parent or Company is threatened against or with respect to any Employee Plan; (iii) There are no audits, inquiries or proceedings pending or, to the knowledge of Parent or the Company, threatened by the Internal Revenue Service ("IRS") or the Department of Labor with respect to any Employee Plan; (iv) Each Employee Plan intended to qualify under Code Section 401(a) and each trust intended to qualify under Code Section 501(a) has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan; (v) Neither Parent nor Company has any plan or commitment, whether legally binding or not, to establish any new Employee Plan solely for Employees of the Company prior to Closing Date; and (vi) each Employee Plan can be amended, terminated or otherwise discontinued by Parent after the Closing Date in accordance with its terms, without liability to Company or Purchaser or any Affiliate of Company or Purchaser.

(c) (i) No "prohibited transaction," within the meaning of Code Section 4975 or ERISA Sections 406 and 407, and not otherwise exempt under Code Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (ii) Neither Company nor any Affiliate has at any time maintained, established, sponsored, participated in, or contributed to any Employee Plan subject to Title IV of ERISA or Code Section 412; (iii) Neither Company nor any Affiliate has been required to contribute or contributed to any "multiemployer plan," as defined in ERISA Section 3(37); and (iv) Neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to any "multiple employer plan," as defined in Code Section 413(c).

(d) (i) Neither Company nor any Affiliate has in any material respect violated any of the health care continuation requirements of COBRA with respect to any Employee, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provision of state law applicable to the Employees; (ii) None of the Employee Plans provides, reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Parent and the Company have never represented, promised, or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with retiree health, except to the extent required by statute.

(e) Except as disclosed on Schedule 2.12(e) of the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(f) Each International Employee Plan (as defined below) has been established, maintained and administered in all material respects in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Purchaser from terminating or amending any International Employee Plan at any time for any reason. For purposes of this Section "International Employee Plan" shall mean each Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of current or former employees of the Company outside the United States.

2.13 Labor Matters. (i) There are no material work-related controversies pending or, to the knowledge of Company, threatened, between Company and any of its respective employees; (ii) as of the date of this Agreement, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company. The Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

2.14 Key Employees.

(a) Section 2.14 of the Company Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1998 and 1999 the date of employment and job title of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation (excluding sales commissions, the value of stock options and deferred compensation) exceeded (or, in 1999, is expected to exceed) $100,000.

(b) All officers, management employees, and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all information that is confidential or proprietary acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment.

2.15 Material Contracts.

(a) Except as disclosed in Section 2.15 of the Company Schedule, each Material Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 2.15(a) of the Company Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence except in a situation where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Company is not in breach of, or default under, any Material Contract, except in any such case for breaches or defaults that could not reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in Section 2.15(b) of the Company Schedule, to the best knowledge of the Company and Parent, no other party to any Material Contract is in material breach thereof or default thereunder.

2.16 Guaranties, Intercompany Contracts. Except as set forth in Section 2.16 of the Company Schedule, the Company is not a party to any guaranty, and no Person is a party to any guaranty for the benefit of the Company. Set forth in Section 2.16 of the Company Schedule is a complete and accurate list of all contracts and agreements between Company and Parent.

2.17 Restrictions on Business Activities. Except as set forth in Section 2.17 of the Company Schedule, to the knowledge of the Company, there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted, except for any prohibition or impairment that could not reasonably be expected to have a Material Adverse Effect.

2.18 Title to Property. Company owns no real property.

2.19 Environmental Matters. Except as disclosed in Section 2.19 of the Company Schedule, (i) the Company is in material compliance with all applicable laws relating to the protection of the environment ("Environmental Laws"); all past noncompliance, if any, of the Company with respect to Environmental Laws, known to the Company has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) the Company has not released any hazardous materials to or from any real property currently, or within the two year period preceding the date hereof, owned, leased or occupied by the Company, except in compliance with all Environmental Laws.

2.20 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

"Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company.

"Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

"Company Registered Intellectual Property" means all of the Registered ntellectual Property owned by, or filed in the name of, the Company.

 (a) Section 2.20(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

(b) Section 2.20(b) of the Company Schedule is a complete and accurate list (by name and version number or other identifying code) of all products or service offerings of the Company ("Company Products") that have been distributed or provided in the one year period preceding the date hereof or which the Company currently intends to distribute or provide in the future, including any products or service offerings under development.

(c) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

(d) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

(e) Section 2.20(e) of the Company Schedule is a complete and accurate list of all material actions that are required to be taken by the Company within ninety (90) days of the date hereof with respect to any of the foregoing Registered Intellectual Property.

(f) Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) Company is the exclusive owner or licensee of all trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale, distribution or provision of any Company Products by Company; except for the trademarks listed on Section 2.20(f) of the Company Disclosure Schedule; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company otherwise purports to own; and (iii) the Company is the exclusive owner of all Patents that it purports to own.

(g) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company and is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

(h) Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was in the last year material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

(i) Section 2.20(i) of the Company Schedule lists all material contracts, licenses and agreements to which Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

(j) All material contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) between the Company and a third party relating to Intellectual Property of a third party licensed to Company, are in full force and effect. Except as set forth on Schedule 2.5, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Except as set forth on Schedule 2.5, Parent is not aware of any fact that would prevent the Surviving Corporation following the Closing Date from exercising all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Purchaser's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Purchaser's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Purchaser's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Purchaser or Merger Sub, respectively, prior to the Closing.

(k) The operation of the business of the Company as such business currently is conducted, including (i) Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products ) and (ii) the Company's use of any product, device or process in connection with the foregoing, has not, does not and, to its knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(l) Company has not received notice from any third party that the operation of the business of Company or any product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(m) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

(n) Company has taken reasonable steps to protect Company's rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company, and, without limiting the foregoing, Company has and uses its best efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Purchaser and all current and former employees and contractors of Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

(o) All of the Company Products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant") and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems and/or components that are owned or used by the Company in the conduct of their business. The Company has taken reasonable steps to confirm that any third parties providing services that are material to the operation of the Company's business are Year 2000 compliant and delivered to Purchaser the documentation it has received from such third parties.

2.21 Board Approval. The Board of Directors of Company has, as of the date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders.

2.22 Assets. Except as set forth in the Company Schedule, at the Closing, the Company shall have right, title or interest in and to such assets (tangible and intangible), taking into account the Transition Services Agreement, necessary to manufacture, develop and sell the Company Products as currently manufactured, developed and sold by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

As of the date hereof and as of the Closing Date, the Parent represents and warrants to Purchaser and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to Purchaser dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Schedule"), as follows:

3.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws Delaware, the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of their business makes such qualification or licensing necessary and where the failure to so qualify would have a Material Adverse Effect.

3.2 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes legal and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except (i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder. Parent has executed an irrevocable written consent voting all of its shares of Company Common Stock in favor of the Merger.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not, (i) conflict with or violate the Parent organizational documents, (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, to the knowledge of Parent, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or its properties are bound or affected, except in any case for such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the HSR Approval of the HSR Act and of foreign

Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Merger Documents as required by California Law and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not otherwise have a Material Adverse Effect on the Company.

3.4 Brokers. No broker, finder or investment banker (other than SG Cowen Securities Corp.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Parent.

3.5 Intellectual Property.

Except as is set forth in Section 3.5 of the Company Schedule:

(a) Parent has not disclosed any portion of the Company's Intellectual Property to any third party [except pursuant to a valid and enforceable confidentiality agreement] and has no violated any confidentiality or use restrictions regarding the Company's Intellectual Property.

(b) Parent is not aware of any third party rights that are or may be infringed by products currently or previously manufactured, used, or sold by the Company.

(c) Parent has not filed any patent application or obtained any issued patent covering any technology invented, created or developed solely by the Company, or invented, created or developed jointly by Parent and the Company.

(d) No patent or patent application filed by, issued to or assigned to Parent identifies any current or former employee of the Company as an inventor.

(e) Parent is not aware of any Parent patent or patent application which covers technology used in products manufactured by the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

As of the date hereof and as of the Closing Date, Purchaser and Merger Sub jointly and severally represent and warrant to Company and Parent, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Purchaser to Company and Parent dated as of the date hereof and certified by a duly authorized officer of Purchaser (the "Purchaser Schedule"), as follows:

4.1 Organization and Qualification; Subsidiaries. Each of Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Each of Purchaser and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser.

4.2 Certificate of Incorporation and Bylaws. Purchaser has previously furnished to Company and Parent complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to date (together the "Charter Documents"). Such Purchaser Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Purchaser is not in violation of any of the provisions of the Purchaser Charter Documents, and no subsidiary of Purchaser is in violation of any of its equivalent organizational documents.

4.3 Capitalization. The authorized capital stock of Purchaser consists of (i) 200,000,000 shares of Purchaser Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. At the close of business on November 19, 1999, (i) 37,498,724 shares of Purchaser Common Stock were issued and outstanding, (ii) no shares of Purchaser Common Stock were held in treasury by Purchaser or by subsidiaries of Purchaser, and (iii) as of October 30, 1999, 200,000 shares of Purchaser Common Stock were reserved for issuance pursuant to Purchaser's 1999 employee stock purchase plan, and an aggregate of 10,279,329 shares were either issued or reserved for issuance, under the Purchaser's 1999 stock plan, 1998 director's plan, and the Purchaser's option plan, together, as well as warrants to purchase 34,246 shares of Purchaser's Common Stock. No shares of Preferred Stock are outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Purchaser's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Purchaser Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Purchaser Common Stock and Preferred Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Purchaser's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Purchaser or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Purchaser's voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in Section 4.3 of the Purchaser Schedule or as set forth in this Section, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Purchaser or any of its subsidiaries is a party or by which it is bound obligating Purchaser or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Purchaser or any of its subsidiaries or obligating the Purchaser of any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as set forth in Section 4.3 of the Purchaser Schedule and except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Purchaser or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Purchaser or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

4.4 Authority Relative to this Agreement. Each of Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Purchaser Voting Agreements attached hereto as Exhibit A, and to perform its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Purchaser Voting Agreements by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and Merger Sub, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize this Agreement and the Purchaser Voting Agreements, or to consummate the transactions so contemplated. This Agreement and the Purchaser Voting Agreements have been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with their respective terms.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the performance of this Agreement by Purchaser and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Purchaser or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Purchaser's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

(b) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the performance of this Agreement by Purchaser and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the certificate of merger as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent Purchaser or Merger Sub from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser.

4.6 SEC Filings; Financial Statements.

(a) Purchaser has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after July 15, 1999 (the "Purchaser SEC Reports"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC since July 15, 1999. The Purchaser SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any reports or other documents with the SEC.

(b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each presented fairly in all material respects the consolidated financial position of Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

(c) Since the date of the balance sheet included in Purchaser's report on Form 10-Q filed on October 20, 1999, and until the date hereof, there has not occurred any Material Adverse Effect on Purchaser.

4.7 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of each of Purchaser and Merger Sub, threatened (or, to the knowledge of each of Purchaser and Merger Sub, any governmental or regulatory investigation pending or threatened) against Purchaser, Merger Sub or any other subsidiary of Purchaser or any properties or rights of Purchaser, Merger Sub or any other subsidiary of Purchaser, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

4.8 Title to Property. Purchaser, Merger Sub and all other subsidiaries of Purchaser have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Purchaser, Merger Sub or any other subsidiary of Purchaser lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Purchaser or any of its subsidiaries or, to Purchaser's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Purchaser or subsidiary has not taken adequate steps to prevent such default from occurring).

4.9 Environmental Matters. Except as disclosed in Section 4.9 of the Purchaser Schedule, (i) the Purchaser, Merger Sub or any other subsidiary of Purchaser are in material compliance with all applicable laws relating to pollution and environment; all past noncompliance, if any, of the Purchaser, Merger Sub or any other subsidiary of Purchaser with respect to such laws or environmental related permits, known to the Purchaser has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Purchaser, Merger Sub nor any other subsidiary of Purchaser has released any hazardous materials to or from, any real property currently or within the two year period preceding the date hereof, owned, leased or occupied by the Purchaser, Merger Sub or any other subsidiary of Purchaser, in violation of any environmental related laws.

4.10 Board Approval. The Boards of Directors of each of Purchaser and Merger Sub have, as of the date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of each of Purchaser and Merger Sub and is on terms that are fair to such stockholders.

4.11 No Undisclosed Liabilities. Neither Purchaser, Merger Sub or any other subsidiary of Purchaser has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except (i) liabilities provided for in Purchaser's balance sheet as of September 30, 1999 or (ii) liabilities incurred since September 30, 1999 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Purchaser and its subsidiaries, taken as a whole.

4.12 Compliance. Neither Purchaser, Merger Sub nor any other subsidiary of Purchaser is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Purchaser, Merger Sub or any other subsidiary of Purchaser or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser, Merger Sub or any other subsidiary of Purchaser is a party or by which Purchaser, Merger Sub or any other subsidiary of Purchaser or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Purchaser to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Purchaser, threatened against Purchaser, Merger Sub or any other subsidiary of Purchaser, nor has any governmental or regulatory body or authority indicated to the Purchaser an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Purchaser, Merger Sub or any other subsidiary of Purchaser, any acquisition of material property by the Purchaser, Merger Sub or any other subsidiary of Purchaser or the conduct of business by the Purchaser, Merger Sub or any other subsidiary of Purchaser.

4.13 Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Purchaser.

4.14 Absence of Certain Changes or Events. Since October 20, 1999, (i) the business of the Purchaser and its subsidiaries has been conducted in the ordinary course of business consistent with past practice and (ii) there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect on Purchaser.

4.15 Intellectual Property. For the purposes of this Agreement, "Purchaser Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Purchaser and its subsidiaries. The operation of the business of Purchaser and its subsidiaries as such business currently is conducted, including (i) Purchaser's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of products or services of Purchaser and its subsidiaries, and (ii) Purchaser's use of any product, device or process to its knowledge does not, infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. Purchaser has not received notice from any third party that the operation of the business of Purchaser, any of its subsidiaries or any product or service of Purchaser, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

4.16 Customers. Neither Purchaser nor any of its subsidiaries has received any notice oral or written that any significant customer of Purchaser has ceased, or will cease, to use the products, equipment, goods or services of the Purchaser or any subsidiary of Purchaser, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Purchaser shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

In addition, except as permitted by the terms of this Agreement, and the transactions contemplated hereby, and except as provided in Section 5.1 of the Company Schedule, without the prior written consent of Purchaser, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not, and with respect to Section (a) below, the Parent shall not permit the Company or any of the Company's subsidiaries to, do any of the following:

(a) With respect to Parent, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans to any employee, consultant or director of the Company, except as provided for under this Agreement or the attached exhibits;

(b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Purchaser, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares;

(g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice;

(j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

(k) Adopt or amend any material employee policy or arrangement, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or, except in the ordinary course of business consistent with past practice, increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

(l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company as provided to the Purchasers or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

(m) Make any individual or series of related payments outside of the ordinary course of business in excess of $100,000;

(n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Material Contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(o) Enter into, renew or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company other than renewals of existing nonexclusive contracts, agreements or obligations;

p) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(q) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of $100,000, excluding routine purchase orders consistent with past practices;

(r) Settle any material litigation;

(s) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (s) above.

5.2 Conduct of Business by Purchaser. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and except as provided in Section 5.2 of the Purchaser Schedule, without the prior written consent of Company, Purchaser shall not engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or that could reasonably be expected to delay the Closing of the Merger.

In addition, except as permitted by the terms of this Agreement and the transactions contemplated hereby, and except as provided in Section 5.2 of the Purchaser Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Purchaser shall not acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances, if such acquisition or agreement to acquire would materially delay or impede the Closing of the Merger or other transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Information Statement; Filings; Board Recommendations. As promptly as practicable after the execution of this Agreement, Purchaser will prepare, and file with the SEC, an information statement with respect to the Merger and the conversion of the Preferred Stock (the "Information Statement"). Each of Purchaser and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Each of Company and Purchaser will respond to any comments of the SEC, and Purchaser will cause the Information Statement to be mailed to its stockholders at the earliest practicable time after approval by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Purchaser will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Company and Purchaser will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Information Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Information Statement, the Merger or any Other Filing. Each of Company and Purchaser will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement or any Other Filing, Company or Purchaser, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Purchaser, such amendment or supplement.

6.2 Meeting of Purchaser Stockholders. Promptly after the date hereof Purchaser will take all action necessary in accordance with Delaware Law and the Purchaser Charter Documents to convene a meeting to approve the Merger and the conversion of the Preferred Stock into shares of Purchaser Common Stock in accordance with the terms of the Preferred Stock, such meeting to be held as soon as reasonably practicable after the Closing but in any event within 90 days of the Closing. Purchaser will vote all proxies obtained under the Purchaser Voting Agreements in favor of conversion of the Preferred Stock.

6.3 Confidentiality; Access to Information.

(a) The parties acknowledge that Company, Parent and Purchaser have previously executed a Mutual Confidentiality Agreement, between the Parent and the Purchaser (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

(b) Access to Information. Company and Parent will afford Purchaser and its accountants, counsel and other representatives, and Purchaser will afford Company and Parent and their accountants, counsel and other representatives, reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company and Purchaser, respectively, during the period prior to the Effective Time to obtain all information concerning the business of the Company and Purchaser, respectively, including the status of product development efforts, properties, results of operations and personnel of Company and Purchaser, as Purchaser and Company may reasonably request. No information or knowledge obtained by Purchaser or Company in any investigation pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

6.4 Public Disclosure. Purchaser, Merger Sub, Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

6.5 Reasonable Efforts; Notification.

Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(a) Parent and Company shall give prompt notice to Purchaser upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company or Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(b) Purchaser shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Purchaser or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.6 Employee Benefits.

(a) To the extent permitted by the Purchaser's 401k plan, Purchaser shall cause a tax-qualified defined contribution plan maintained by Purchaser or a subsidiary of Purchaser to accept rollovers (including direct rollovers) from the 401(k) plan maintained for the benefit of employees of Company and its subsidiaries (the "Transferor Plan") in respect of distributions made on account of the transactions contemplated by this Agreement; provided however, Purchaser is reasonably satisfied that such plan is qualified under Code Section 401(a) and that the trust is exempt under Code Section 501(a). If rollovers meet the aforementioned criteria, loan balances of participants who have borrowed from the Transferor Plan may be rolled over without requiring that the participant first repay the loan. Purchaser shall provide or cause to be provided that under each employee benefit plan, policy, program or arrangement where service is relevant to a determination of an employee's eligibility to participate, vesting, or level or amount of benefits, employees of Company shall be credited with their periods of service with Company and its affiliates prior to the Closing; provided, that Parent provides Company with all applicable accurate records to facilitate such credits. Purchaser shall make its commercially reasonable best efforts available, or cause to be made available, to employees of Company, medical, dental, disability and other welfare benefits plans and programs without regard to any preexisting condition limitation, actively-at- work requirement or similar limitation. In determining an employee's share of the cost of coverage under any plan or program of Purchaser or its subsidiaries for the year in which the Closing Date falls, the Purchaser shall cause the employee to be credited with any pre-Closing co-pays and deductibles granted under corresponding plans of Company for such year.

(b) Neither Purchaser nor the Company will maintain, sponsor, participate in, or be obligated to contribute to any Employee Plan, effective upon the Closing Date; and Parent shall satisfy any and all of the Company's obligations and liabilities relating to, arising out of or resulting from its participation in the Employee Plans. Effective not later than the Effective Time, the Company shall cease to participate in those Employee Plans (the "Parent-group Employee Plans") (i) in which it participated prior to the Effective Time, and (ii) which were not sponsored or maintained by the Company solely for the benefit of its Employees, former Employees or beneficiaries. Prior to Closing, Parent shall furnish Purchaser with a list and copies of relevant documents of all Employee Plans other than Parent-group Employee Plans. Upon and following the Effective Time, the Company shall have no liability for contributions, premiums, benefits, or other payments, or any other obligation, under any Parent-group Employee Plan.

(c) (i) Parent and the Company agree that the Merger will result in, and constitute, a distribution event for the Employees under the Code Section 401(k) plan maintained by Parent. (ii) Parent and the Company further agree that on or prior to the Closing Date, all accounts of Company employees participating in the Parent's 401(k) Plan shall be fully vested.

(d) Parent assumes any and all liability relating to, arising out of, or resulting from COBRA (or similar state statute) attributable to Employees and any and all related Qualified Beneficiaries (as such term is defined in COBRA) with respect to qualifying events occurring at or prior to the Effective Time (including, without limitation, by reason of the transactions contemplated by this Agreement) under a Parent-group Employee Plan (as that term is defined at (b) above); provided, that Company shall cooperate with Parent in facilitating the delivery by Parent of required notices and other COBRA-related communications to Employees and Qualified Beneficiaries.

(e) Parent shall make its commercially reasonable best efforts to transfer to Purchaser all records attributable to each Employee's participation in the flexible spending accounts (pursuant to Code Sections 105 and/or 129) maintained by Parent or Company; and the aggregate cash amount of contributions paid by or on behalf of Employees to, net of the aggregate amount of reimbursements and payments to Employees from, such flexible spending accounts for the year in which the Closing occurs.

(f) Purchaser and Parent agree that all employees of Parent who accept employment by Purchaser and/or Company shall be transferred to the Company prior to the Closing Date. In addition, Parent shall assume all liabilities relating to, arising out of or resulting from the transfer of such individuals from Parent to Company. For the one year period following the Effective Time, Purchaser agrees not to solicit for employment the Parent employees listed on Section 6.6 of the Company Schedule

6.7 Third Party Consents. As soon as practicable following the date hereof, Purchaser, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

6.8 Nasdaq Listing. Purchaser agrees to cause the listing on Nasdaq the shares of Purchaser Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

6.9 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Parent, Company and Purchaser each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Purchaser each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Purchaser shall not be required to agree to any divestiture by Purchaser or the Company or any of Purchaser's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Purchaser or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

6.10 Non-Competition.

(a) Parent agrees that for a period of 3 years after the Closing, Parent and each entity that Parent directly (or indirectly through a controlled Affiliate) controls, including any entity acquired subsequent to the date hereof (Parent and each such entity a "Restricted Entity") shall not develop, have developed, and shall not manufacture for its own behalf or on behalf of another Restricted Entity, xDSL and ISDN customer premise or customer located equipment, including but not limited to modems, bridges, routers, and voice/data integrated access devices excluding the products specifically listed in Section 6.10(a) of the Parent Disclosure Schedule (the "Restricted Products"),

(b) Parent agrees that for a period of 3 years after the Closing, no Restricted Entity may distribute, market, sell or resell for its own behalf or on behalf of another Restricted Entity any Restricted Products except as provided for under the Reseller Agreement the form of which is attached hereto as Exhibit B.

(c) Parent agrees that for a period of 3 years after the Closing, no Restricted Entity shall acquire (whether by acquisition of assets, merger or otherwise) any entity for whom the sale of Restricted Products: (x) accounted for greater than twenty percent (25%) of such entity's revenues during its last year; (y) is projected to account for greater than twenty percent (25%) of such entity's revenues during its next year; or (z) would have accounted for greater than ten percent (10%) of Purchaser's revenues during the last year (a "Relevant Acquisition").

A Restricted Entity may make a Relevant Acquisition if, and only if, (i) it is making such Relevant Acquisition by itself and not as part of a group that includes a person described in subclause (x), (y) or (z), (ii) its primary purpose in making such Relevant Acquisition is not to exploit for profit such Restricted Products (iii) within six months of the consummation of such Relevant Acquisition Parent has disposed of (or ceased operating) the entity or portion thereof whose business constituted the manufacture or sale of Restricted Products and (iv) in connection with such disposition Parent shall grant Purchaser the right or option to acquire such entity or portion in any sale or disposition process that Parent may conduct. If Parent or another Restricted Entity makes an acquisition of an entity for whom the sale of Restricted Products is below the levels specified in subclauses (x) (y)

or (z) (a "Permitted Acquisition"), the entity so acquired may continue to sell Restricted Products under its own brand name only and as otherwise may be permitted in the Reseller Agreement; provided, however, that for the purpose of determining whether an acquisition is a Relevant Acquisition or a Permitted Acquisition all entities previously acquired under the Permitted Acquisition exception shall be included in a person proposed to be acquired. All restrictions specified in this Section 6.10 shall not apply to any person who purchases more than 50% of the voting common stock of Parent or more than 50% of Parent's assets (a "Change of Control") and shall not apply to Parent or any Restricted Entity after such Change of Control if Parent discontinues using its brand name in business or legally ceases to exit.

(d) Notwithstanding subsections (a), (b) and (c), the obligations and restrictions on Parent in this Section 6.10 shall be extinguished concurrently with the termination of the Reseller Agreement.

For the purposes of this Section 6.10, "control" means the ability (through the ownership of securities or similar interests, by contract or otherwise and whether or not exercised) to elect a majority of the board of directors or similar governing body of a Person.

6.11 Intercompany Accounts; Cash Balance. At the Effective Time (i) all intercompany payables or liabilities of the Company to Parent shall be cancelled and extinguished and (ii) all intercompany payables or liabilities of Parent to the Company (excluding Commercial Payables) shall be cancelled and extinguished and all Commercial Payables shall be paid in cash by Parent. In addition, on or immediately prior to the Effective Time Parent shall contribute $5,450,000 in cash to the Company in respect of Parent's equity ownership of the Company. At the Effective Time, all indemnification and similar obligations of Company in favor of Parent and the Master Purchaser Agreement and Master Escrow Agreement between Parent and the Company shall be cancelled and extinguished. A "Commercial Payable" is an intercompany payable on the account of the sale of a Company Product to Parent consistent with past practice.

6.12 License of Intellectual Property. Effective as of the Closing Date, subject to the Terms and conditions of this Agreement and subject to any restrictions in the Cross-License Agreement entered into between Purchaser and Parent attached hereto as Exhibit F:

(a) Parent hereby grants to Purchaser, under all of the rights to Parent Intellectual Property, an irrevocable, perpetual, non-terminable, fully- paid, sublicensable, worldwide, royalty-free license: (i) to make, have made, use, offer for sale, sell and import the products which were being made, used or sold by Company immediately prior to the Closing and (ii) to otherwise exploit the Company products and any improvements and derivatives thereof, for any and all purposes whatsoever.

b) To the extent that the operation of the Parent's operations as conducted by Parent as of the Closing Date would infringe any transferred Company Intellectual Property, Purchaser grants to Parent, under Purchaser's rights in such transferred Company Intellectual Property a perpetual, irrevocable, non-terminable, worldwide, royalty-free license to continue the operations of the Parent as currently conducted.

6.13 Reseller Agreement. Purchaser and Parent agree that at the Closing Purchaser and Parent shall enter an Reseller Agreement in substantially the form attached hereto as Exhibit B.

6.14 Transition Services Agreement. Parent agrees at the Closing to enter into a Transition Services Agreement with Purchaser in substantially the form attached hereto as Exhibit E.

6.15 SDA Agreement. The Parent and the Purchaser agree at the Closing to enter into the SDA Agreement attached hereto as Exhibit C.

6.16 License Agreement. The Parent and Purchaser agree at the Closing to enter into the License Agreements attached hereto as Exhibits F.

6.17 WARN. For a period of 90 days after the Closing, Parent and the Surviving Corporation shall not conduct any layoffs or plant closings involving the Surviving Corporation that could trigger obligations under the Worker Adjustment and Retraining Notification Act of 1988 or any state plant closing or notification law.

6.18 Options. At the Closing, Purchaser shall have reserved for issuance to the Company's employees not less than 950,000 options on shares of Purchaser Common Stock under the terms of its Purchaser Stock Option Plan.

6.19 Retention. At the Effective Time, Parent shall accelerate the vesting of all options that were granted under the Company's Option Plan prior to Parent's acquisition of the Company in September 1998 then held by employees of the Company such that all such options then held by such Company employees are 100% vested and free from blackout, trading window or similar restrictions. In addition, immediately prior to the Effective Time, Parent shall have established a cash payout pool in an amount equal to the closing price per share of Purchaser Common Stock on November 24, 1999 multiplied by one hundred thirty five thousand (135,000) shares (the "Retention Pool"). The Retention Pool shall be allocated among Company employees as mutually agreed between Purchaser and Parent or may be structured in another manner that is mutually satisfactory to Parent and Purchaser.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

(b) Tax Opinions. Purchaser and Parent shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Ropes & Gray, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

(c) SDA Agreement. The Parent and the Purchaser shall have entered into the SDA Agreement in substantially the form attached hereto as Exhibit C.

(d) License Agreements. Purchaser and Parent shall have entered into the License Agreement in substantially the form attached hereto as Exhibit F.

7.2 Additional Conditions to Obligations of Company and Parent. The obligation of Company and Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

a) Representations and Warranties. Each representation and warranty of Purchaser and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Purchaser and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Purchaser Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Purchaser by an authorized officer of Purchaser.

(b) Agreements and Covenants. Purchaser and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Purchaser by an authorized officer of Purchaser.

(c) Nasdaq Listing. The shares of Purchaser Common Stock issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

(d) Material Adverse Effect. No Material Adverse Effect with respect to Purchaser and its subsidiaries shall have occurred since the date of this Agreement.

(e) Reseller Agreement. Purchaser shall have entered into the Reseller Agreement in substantially the form attached hereto as Exhibit B.

7.3 Additional Conditions to the Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

(a) Representations and Warranties. Each representation and warranty of Company and Parent contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Purchaser shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

(b) Agreements and Covenants. Company and Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Purchaser shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

(c) Material Adverse Effect. No Material Adverse Effect with respect to Company and its subsidiaries shall have occurred since the date of this Agreement.

(d) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 7.3(d).

(e) Transition Services Agreement. Purchaser and Parent shall have entered into the Transition Services Agreement in substantially the form attached hereto as Exhibit E.

(f) Reseller Agreement. Purchaser and Parent shall have entered into the Reseller Agreement in substantially the form attached hereto as Exhibit B

ARTICLE VIII

TAX MATTERS

8.1 Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges constituting taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

8.2 Tax Representations. Parent and Company represent and warrant to the Purchaser and Merger Sub as set forth below:

(a) The Company (or Parent on behalf of the Company) has (i) timely filed within the time period for filing or any extension granted with respect thereto all applicable federal, state, local, foreign and other returns, declarations, reports, claims for refund, or information statements relating to Taxes including any schedule attached thereto and any amendment thereto ("Returns") required to be filed relating to or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Company and (ii) paid all of the Taxes due and payable prior to the date hereof.

(b) With respect to the Company, (i) there are not pending or threatened in writing any audits, examinations, assessments, asserted deficiencies or written claims for Taxes and (ii) there are (and immediately after the Closing there will be) no Encumbrances for Taxes upon any assets of the Company other than for Taxes not yet due and payable.

(c) No Tax deficiencies, assessments or audit adjustments have been proposed in writing, assessed or asserted against the Company).

(d) The Company is not delinquent in the payment of its Taxes.

(e) Except as set forth in Section 8.2(e) of Company Schedule Parent has not requested any extension of time within which to file any Returns related to the Company in respect of any taxable period which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding.

(f) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all employment, FICA, FUTA and other Taxes and similar amounts required to be so withheld and paid over under all applicable laws.

(g) Except as set forth in Section 8.2(g) of the Company Schedule, no power of attorney for Taxes has been granted with respect to the Company.

(h) Parent is not a foreign corporation (as defined in the Code and Income Tax Regulations) and Parent's U.S. employer identification number is __________________.

(i) The accruals and reserves for Taxes reflected in the balance sheet of the Company as of September 30, 1999 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with U.S. GAAP applied on a consistent basis with the balance sheet included in the Company Reports, and the accrual and reserves for Taxes reflected in the books and records of the Company as of the last day of the Company's most recently complete fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the balance sheet included in the Company Reports.

8.3 Indemnity.

(a) Parent shall indemnify, defend and hold harmless, the Purchaser from and against and in respect of and shall be responsible for and shall timely pay or cause to be paid (i) any and all Taxes whensoever arising with respect to or relating to the Company that are attributable to any taxable period ending on or prior to the Closing Date and, in the case of a taxable period that includes, but does not end on the Closing Date, the portion of such taxable period that ends on the Closing Date, (ii) any and all Taxes of Parent or any subsidiaries or Affiliates thereof other than the Company, whensoever arising, regardless of the period to which such Taxes relate, imposed on the Company arising out of Treasury Regulation (S) 1.1502-6 or any comparable provision of foreign, state, local or subnational law or Taxes of such entities for which the Company is otherwise liable, (iii) any and all Taxes arising out of or constituting a breach of any representation, warranty, or covenant of the Parent or the Company contained in this Article VIII; provided that no indemnity shall be provided by Parent for Taxes resulting from any transaction of the Company, not including the Merger, occurring on the Closing Date after the Closing. (The foregoing items (i) through (iii) shall collectively be referred to herein as "Parent's Taxes"). Parent's Taxes shall include, with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), all Taxes relating to the Company attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period"). For purposes of such Straddle Periods, the portion of any Tax that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax that is not based on net income, gross income, sales, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits, exclusive of the amount by which they are increased or decreased as a result of the transactions contemplated hereby, and which are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. If there is an indemnification obligation under this Section and there is a correlative adjustment which makes allowable to Purchaser, any of its Affiliates or, following the Closing, the Company, and deduction, amortization, exclusion from income or other allowance which produces an actual tax savings or actual reduction in such Person's Tax liability after taking into account such indemnity payments which would not, but for such adjustment, be allowable, then this indemnification obligation shall be reduced by such amount.

(b) Purchaser shall indemnify, defend and hold harmless Parent and its affiliates from and against and in respect of and shall be responsible for and shall timely pay or cause to be paid (i) any and all Taxes with respect to the Company, that are attributable to any taxable period commencing after the Closing Date and, in the case of a Straddle Period, the portion of such taxable period that begins on the day after the Closing Date and all other Taxes imposed on the Company which are not Parent's Taxes ("Purchaser's Taxes") and (ii) any losses incurred by Parent attributable to a breach of any representation, warranty or covenant of Purchaser or Merger Sub contained in this Article VIII.

(c) If Purchaser or any Affiliate files any Return which includes payment of Parent's Taxes, Parent shall reimburse Purchaser for such Parent's Taxes within ten (10) days following written notice that payment of such amounts to the appropriate tax authority is due, provided that payment shall not be required earlier than two (2) days before it is due to the appropriate tax authority. If Parent files any Return which includes payments of Purchaser's Taxes, Purchaser shall reimburse Parent for such Purchaser's Taxes within ten (10) days following written notice that payment of such amounts to the appropriate tax authority is due, provided that payment shall not be required earlier than two (2) days before it is due to the appropriate tax authority. Parent shall timely provide to Purchaser all information and documents within the possession of Parent (or their auditors, advisors or Affiliates) and signatures and consents necessary for Purchaser to properly prepare and file the Returns described in the second preceding sentence or in connection with the determination of any Tax liability or any audit, examination or proceeding. Purchaser shall timely provide to Parent all information and documents within its possession or the possession of its auditors, advisors or affiliates and signatures and consents necessary for Parent properly to prepare and file the Returns described in the second preceding sentence or in connection with the determination of any Tax liability or any audit, examination or proceeding. Each party hereto shall reasonably cooperate with the other (at their own expense) party to obtain other information or documents necessary or appropriate to prepare and file Returns or elections or necessary or appropriate in connection with the determination of any Tax liability or any audit, examination or proceeding.

8.4 Tax Returns.

(a) Subject to each Parties' obligation to make payment pursuant to Section 8.3(a) of this Agreement, Parent shall prepare and file (or cause to be prepared and filed) on a timely basis all Returns with respect to the Company ("Company Tax Returns") for all taxable periods ending on or before the Closing Date. Such Returns shall be prepared in a manner consistent with past practice.

(b) Subject to each Parties' obligation to make payment pursuant to Section 8.3(a) of this Agreement, Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Company Tax Returns for periods ending after the Closing Date. Parent shall have the right to review and comment on all Returns filed by the Purchaser for taxable periods or portions thereof prior to and including the Closing Date, which Returns shall be prepared in a manner consistent with past practice. Purchaser shall provide Parent such Returns at least ten (10) business days before each such Return is due to be filed.

8.5 Refunds and Credits. All refunds or credits of Parent's Taxes (other than refunds or credits of Taxes shown on the Closing Balance Sheet) shall be for the account of Parent. All refunds or credits of Purchaser's Taxes and Taxes shown on the Closing Balance Sheet shall be for the account of Purchaser. Following the Closing, Purchaser shall cause any such refunds or credits due Parent pursuant to this section to be promptly forwarded to Parent after receipt or realization thereof by Purchaser, and Parent shall promptly forward (or cause to be forwarded) to Purchaser any refunds or credits due to Purchaser pursuant to this section after receipt or realization thereof by Parent. Purchaser shall, if Parent so requests, cause the Company to file for and use its commercially reasonable efforts to obtain the receipt of any refund to which Parent is entitled.

8.6 Termination of Tax Sharing Agreements. Parent hereby agrees and covenants that there are and will be no obligations relating to the Company pursuant to any Tax sharing agreement or any similar arrangement in effect at any time before or on the Closing Date, and any further obligations that might otherwise have existed thereunder shall be extinguished as of the Closing Date.

8.7 Tax-Free Reorganization. Parent, the Company and Purchaser will each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, and neither party will take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute).

8.8 Conduct of Audits and Other Procedural Matters.

(a) Parent shall, at its own expense, control any audit or examination by any Taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Tax Proceedings") for any taxable period ending on or before the Closing Date. Purchaser shall, at its own expense, control any audit or examination by any Taxing authority, and have the right to initiate any claim for refund or amended return, any contest, resolve and defend against any Tax Proceeding for any taxable period beginning after the Closing Date.

(b) In the case of any Proceedings relating to any Straddle Period, Purchaser and Parent shall jointly control such Tax Proceedings and shall consult in good faith with each other as to the conduct of such Tax Proceedings. Each party shall pay its own costs, including legal costs, of conducting such Tax Proceedings; provided, however, that either party may instead elect to pay or cause to be paid to the other the allocable amount of the applicable Taxes that constitute its Taxes

(which amount shall not be less than the portion allocable to it hereunder of the Tax as asserted by the applicable Taxing authority) including any interest, penalties, or additions thereto asserted in such proceeding. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Tax Proceedings which the requesting party controls.

(c) Each party shall promptly forward to the other all written notifications and other written communications from any Taxing authority received by such party or its affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its affiliates is charged with payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party or which may affect the Taxes of another party and shall not enter into any closing agreement or final settlement with any Taxing authority with respect to any such liability without the written consent of the indemnified or affected parties, which consent shall not be unreasonably withheld.

(d) The failure by a party to provide timely notice under this subsection shall not relieve the other party from its obligations under this Section 8.8 with respect to the subject matter of any notification not timely forwarded, unless and to the extent that the other party can demonstrate that the other party has suffered an economic detriment because of such failure to provide notification in a timely fashion.

8.9 Assistance and Cooperation. Each of Parent and Purchaser (and their respective Affiliates) shall at their own expense:

(a) assist the other party in preparing any Returns which such other party is responsible for preparing and filing in accordance with this Article VIII;

(b) cooperate fully in preparing for any audits of, or disputes with Taxing authorities regarding, any Returns relating to the Company;

(c) make available to the other and to any Taxing authority as reasonably requested all information, records, and documents relating to Taxes concerning the Company;

(d) make available to the other and to any Taxing authority as reasonably requested employees and independent auditors to provide explanations and additional information relating to Taxes concerning the Company;

(e) provide timely notice to the other in writing of any pending or threatened Tax audits, assessments or Tax Proceedings with respect to the Company for taxable periods for which the other may have a liability under this Article VIII;

(f) furnish the other with copies of all correspondence received from any Taxing authority in connection with any Tax audit or Tax Proceedings with respect to any taxable period for which the other may have a liability under this Article VIII; and

(g) retain any books and records that could reasonably be expected to be necessary or useful in connection with Purchaser's or Parent's preparation, as the case may be, of any Return, or for any audit, examination, or Proceeding relating to Taxes. Such books and records shall be retained until the expiration of the applicable statute of limitations (including extensions thereof to the extent the party has been notified thereof); provided, however, that in the event of an audit, examination, investigation or Proceeding has been instituted prior to the expiration of the applicable statute of limitations (or in the event of any claim under this Agreement), the books and records shall be retained until there is a final determination thereof (and the time for any appeal has expired).

8.10 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article VIII shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent duly authorized by the Boards of Directors of Purchaser and Company;

(b) by either Company or Purchaser if the Merger shall not have been consummated by March 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Company or Purchaser if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Purchaser's representations and warranties or breach by Purchaser is curable by Purchaser through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from Company to Purchaser of such breach, provided Purchaser continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this

Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Purchaser is cured during such thirty (30)-day period); or

(e) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Purchaser may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Purchaser to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by Company is cured during such thirty (30)-day period).

9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2, Section 9.3 and Article X (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

9.3 Fees and Expenses. Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Purchaser shall be paid by the Purchaser whether or not the Merger is consummated and all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby by the Parent and the Company shall be paid by the Parent whether or not the Merger is consummated.

9.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Purchaser, Parent and Company.

9.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE X

GENERAL PROVISIONS

10.1 Survival of Representations and Warranties. The representations and warranties of the Parent, the Company, Merger Sub and the Purchaser contained in this Agreement, and all statements contained in this Agreement, the Disclosure Schedule and any certificate delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing by one year; provided, however, that the representation and warranty contained in Section 2.20 shall survive until the third anniversary of the Closing Date; and provided further, however, that the obligations under Article 8 shall survive as provided therein. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

10.2 Indemnification by the Holders.

(a) From and after the Closing, Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless, jointly and severally, by each holder (a "Holder") of Company Capital Stock for any and all Liabilities, losses, damages, claims, costs (including business interruption costs) and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss" and in the aggregate the "Losses"), arising out of or resulting from the breach of any representation or warranty made by the Company or Parent contained in the Acquisition Documents and for any Losses related to ERISA liabilities of Parent or any of Parent's ERISA Affiliates ("ERISA Liabilities"). For the purposes of determining whether there has been a breach of any representation or warranty made by the Company or Parent, all "Material Adverse Effect" qualifications and other qualifications based on the word material or similar phrases shall be disregarded and all qualifications based on "knowledge" other than in the case of threatened litigation or governmental proceedings shall also be disregarded. Indemnification payments under this Agreement (including under Article 8 hereof) shall be reduced by any Tax benefit (net of Tax cost including, without limitation, receipt of indemnification payments) actually realized by the indemnified party as a result of the indemnification payment.

(b) An Indemnified Party shall give Parent notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligation and Liabilities of the Holders under this Article X with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Parent notice of such Third Party Claim within

30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Holders from any of its obligations under this Article X except to the extent the Holders are materially prejudiced by such failure and shall not relieve the Holders from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article X. If the Parent acknowledges in writing the Holders' obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Parent shall be entitled to assume and control the defense of such Third Party Claim on behalf of the Holders at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it appropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Holders, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Holders. In any event the Parent exercises the right to undertake any such defense against any such Third Party Claim on behalf of the Holders as provided above, the Indemnified Party shall cooperate with the Parent in such defense and make available to the Parent, at the Holders' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Parent. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Holders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Holders' expense, all such witnesses, records, materials and information in the Holders' possession or under the Holders' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Holders without the prior written consent of the Indemnified Party; provided, however, that if the Indemnified Party does not consent to a settlement that is otherwise acceptable to the Holders, in no event shall the Holders be required to indemnify the Indemnified Party for any judgment amount in excess of the proposed settlement amount.

(c) The Holders shall not have any obligation to indemnify the Indemnified Parties pursuant to Sections 10.2(a) and (b) unless the aggregate amount of all Losses arising under Section 10.2 (excluding claims related to ERISA Liabilities) exceeds $2 million, in which case the Indemnified Parties shall be entitled to indemnification pursuant to Section 10.2 only to the extent to which such Losses exceed $2 million. The total maximum aggregate indemnification liability of the Holders for any Losses arising under Sections 10.2(a) and (b) (including Losses arising from a breach of Section 2.20 of this Agreement but excluding claims related to ERISA Liabilities) shall not exceed $150 million, provided, however, that of such $150 million maximum, the total maximum aggregate indemnification liability of the Holders for any Losses arising under Section 10.2(a) and (b) other than as a result of a breach of Section 2.20 of this Agreement shall not exceed $75 million. The Holders shall indemnify Purchaser dollar for dollar with respect to any losses associated with ERISA Liabilities.

(d) From and after the Closing, in the absence of fraud, willful misconduct or bad faith breach ("Excepted Claims"), the sole and exclusive remedy of Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns against Parent or any of its Affiliates, officers, directors, employees, agents, successors and assigns with respect to any and all claims relating to the Acquisition Documents shall be pursuant to the indemnification provisions set forth in this Section 10.2. Except with respect to Excepted Claims, the Purchaser hereby, on its own behalf and on behalf of its Affiliates, to the fullest extent permitted under applicable law, waives, and agrees that neither it nor any of its Affiliates will assert in any action or proceeding of any kind, any and all rights, claims or causes of action it or such Affiliate may now or hereafter have against the Parent (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or other Legal Requirements) other than claims for indemnification that are asserted as permitted by and in accordance with the provisions set forth in this Article.

(e) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Section 10.2, the Parent shall be subrogated, to the extent of such payment to any rights which the Indemnified Party may have against other Persons with respect to the subject matter underlying such indemnification claim.

10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to Purchaser or Merger Sub, to:

Efficient Networks, Inc.
4201 Spring Valley Road, Suite 1200
Dallas, Texas 75244
Attention: Jill Manning, CFO
Telephone No.: (972) 991-3884
Telecopy No.: (972) 991-3887

with a copy to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
975 Page Mill Road
Palo Alto, California 94304-1050
Attention: Michael Kennedy, Esq.
Kenneth Siegel, Esq.
Telephone No.:(650) 493-9300
Telecopy No.:(650) 493-6811

(b) if to Parent or Company, to:

Cabletron Systems, Inc.
35 Industrial Way
Rochester, NH 03867
Attention: General Counsel
Telephone No.: (630) 332-9400

with a copy to:
Ropes & Gray
One International Place
Boston, MA 02110
Attention: David A. Fine, Esq.
Telephone No.: (617) 951-7000
Telecopy No.: (617) 951-7050

 10.4 Interpretation; Knowledge.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided that a decline in a Person's stock price shall not in and of itself constitute a Material Adverse Effect.

(c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.6 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Purchaser Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

10.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

10.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.11 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.12 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY, PURCHASER AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY, PURCHASER OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

EFFICIENT NETWORKS, INC.

By: /s/ Mark Floyd
Name: Mark Floyd
Title: Chief Executive Officer

FIRE ACQUISITION CORPORATION

By: /s/ Mark Floyd
Name: Mark Floyd
Title: Chief Executive Officer

CABLETRON SYSTEMS, INC.

By: /s/ Piyush Patel
Name: Piyush Patel
Title: Chief Executive Officer

FLOWPOINT CORP.

By: /s/ Piyush Patel
Name: Piyush Patel
Title: President

EX-2.2

3

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

EXHIBIT 2.2
AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

EFFICIENT NETWORKS, INC.,

FIRE ACQUISITION CORPORATION

CABLETRON SYSTEMS, INC.

AND

FLOWPOINT CORP.

Dated as of December 14, 1999

AMENDMENT No. 1 TO

AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into as of December 14, 1999, among Efficient Networks, Inc., a Delaware corporation ("Purchaser"), Fire Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), Cabletron Systems, Inc., a Delaware corporation ("Parent") and Flowpoint Corp., a California corporation and a wholly-owned subsidiary of Parent ("Company").

The Purchaser, Merger Sub, Parent and Company are parties to that certain Agreement and Plan of Reorganization dated as of November 21, 1999 (the "Reorganization Agreement"), and desire to amend the Reorganization Agreement as provided herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms which are used herein without definition, but which are defined in the Reorganization Agreement shall have the same meanings herein as therein defined.

2. Amendment To The Reorganization Agreement

2.1 Section 1.6(a) of the Reorganization Agreement is hereby amended by deleting Section 1.6(a) in its entirety and substituting the following therefor:

(a) Conversion of Company Common Stock. Each share of Common Stock, par value $0.01 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive 72,000 shares of Common Stock of Purchaser (the "Purchaser Common Stock") and 63 shares of Series A Non-Voting Convertible Preferred Stock having the terms set forth in the Certificate of Designation attached hereto as Exhibit D (the "Preferred Stock", together with the Purchaser Common Stock, the "Merger Consideration") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). 2.2 The Certificate of Designation attached to the Reorganization Agreement as Exhibit D is hereby deleted and replaced with the Certificate of Designation attached to this Amendment as Exhibit A.

2.3 Section 2.20(f) of the Reorganization Agreement is hereby amended to delete the word "Disclosure" appearing between the words "Company" and "Schedule" in clause (i) of the second sentence thereof.

2.4 Section 3.5(a) of the Reorganization Agreement is hereby amended by deleting Section 3.5(a) in its entirety and substituting the following therefor:

(a) Parent has not disclosed any portion of the Company's Intellectual Property to any third party except pursuant to a valid and enforceable confidentiality agreement and has not violated any confidentiality or use restrictions regarding the Company's Intellectual Property. 2.5 Section 6.10(a) of the Reorganization Agreement is hereby amended to delete the word "Disclosure" appearing between the words "Parent" and "Schedule" in the penultimate line of text thereof.

2.6 Section 6.11 of the Reorganization Agreement is hereby amended by deleting the third sentence thereof in its entirety and substituting the following therefor:

At the Effective Time, (i) all indemnification and similar obligations of Company in favor of Parent, (ii) the Master Purchaser Agreement and Master Escrow Agreement between Parent and the Company, (iii) the OEM Program License Agreement between Parent and the Company, and (iv) any and all other commercial agreements between the Parent and the Company (other than the agreements attached as exhibits to this Reorganization Agreement) shall automatically and without any further action or notice be cancelled and extinguished. 2.7 Section 8.2(h) of the Reorganization Agreement is hereby amended indicate that Parent's U.S. employer identification number is: 04-2797263:

2.8 Section 10.1 is hereby amended to provide that the term "Disclosure Schedule" set forth in the third line thereof is hereby deleted and replaced with the term "respective Schedules".

2.9 Section 10.6 of the Reorganization Agreement is hereby amended to delete the word "Disclosure" appearing in the phrases "Company Disclosure Schedule" and "Purchaser Disclosure Schedule" appearing in the third line thereof.

3. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Reorganization Agreement remain unchanged and are ratified and confirmed in all respects, and the terms and conditions of the Reorganization Agreement, as amended hereby, remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

EFFICIENT NETWORKS, INC.

By: /s/ Mark Floyd

Name: Mark Floyd
Title: Chief Executive Officer

FIRE ACQUISITION CORPORATION

By: /s/ Mark Floyd

Name: Mark Floyd
Title: Chief Executive Officer

CABLETRON SYSTEMS, INC.

By: /s/ Daniel J. Harding

Name: Daniel J. Harding
Title: VP of Business Development

FLOWPOINT CORP.

By: /s/ Daniel J. Harding

Name: Daniel J. Harding
Title:

EX-2.3

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

EXHIBIT 2.3

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

EFFICIENT NETWORKS, INC.,

FIRE ACQUISITION CORPORATION

CABLETRON SYSTEMS, INC.

AND

FLOWPOINT CORP.

Dated as of December 17, 1999

AMENDMENT No. 2 TO

AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into as of December 17, 1999, among Efficient Networks, Inc., a Delaware corporation ("Purchaser"), Fire Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), Cabletron Systems, Inc., a Delaware corporation ("Parent") and Flowpoint Corp., a California corporation and a wholly-owned subsidiary of Parent ("Company").

The Purchaser, Merger Sub, Parent and Company are parties to that certain Agreement and Plan of Reorganization dated as of November 21, 1999 as amended by Amendment No. 1 thereto (collectively, the "Reorganization Agreement"), and desire to amend the Reorganization Agreement as provided herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms which are used herein without definition, but which are defined in the Reorganization Agreement shall have the same meanings herein as therein defined.

2. Amendment To The Reorganization Agreement

2.1 Section 6.19 of the Reorganization Agreement is hereby amended by deleting existing Section 6.19 in its entirety and substituting the following therefor:

"6.19 Retention.

(a) Cabletron Options. At the Effective Time, Parent shall accelerate the vesting of all options that were granted under the Company's Option Plan prior to Parent's acquisition of the Company in September 1998 then held by employees of the Company such that all such options then held by such Company employees are 100% vested and free from blackout, trading window or similar restrictions.

(b) Retention Pool. Immediately prior to the Effective Time, the parties will create a cash payout pool in the aggregate amount of $8,445,938 (the "Retention Pool") for the benefit of the Company employees listed on Schedule 6.19 hereto. The Retention Pool will be allocated to the Company employees as set forth in Schedule 6.19, subject to the time-based vesting requirements reflected in Schedule 6.19. The parties shall fund the Retention Pool as follows: (1) immediately prior to the Effective Time, Parent will deposit in a bank account of Company for the benefit of the Retention Pool the sum of $4,873,875; (2) immediately prior to the Effective Time,

Parent will pay to Chuck Wagonner the sum of $1,126,125 (less applicable withholdings); and (3) Purchaser shall be obligated to provide the remaining $2,445,938 to the Retention Pool as payout therefrom requires. The amounts set forth in this Section 6.19 shall be in addition to any amounts in the accounts of Company at the Effective Time and any amounts required to be deposited therein by any other provision of this Reorganization Agreement. Purchaser covenants that it will use the Retention Pool for the benefit of the Company employees listed on Schedule 6.19; provided, however, that in the event that the employment of any such employee is terminated voluntarily by the employee or involuntarily terminated by Company or Purchaser with cause, then any unvested amounts shall not be payable to such employee(s) and shall remain the property of Company. The concepts of voluntary and involuntary termination, as well as cause, shall be as set forth in Schedule 6.19."

 3. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Reorganization Agreement remain unchanged and are ratified and confirmed in all respects, and the terms and conditions of the Reorganization Agreement, as amended hereby, remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

EFFICIENT NETWORKS, INC.

By: /s/ Jill Manning

Name: Jill Manning
Title: Vice President and Chief
Financial Officer

FIRE ACQUISITION CORPORATION

By: /s/ Jill Manning

Name: Jill Manning
Title: Chief Financial Officer

CABLETRON SYSTEMS, INC.

By: /s/ Piyush Patel

Name: Piyush Patel
Title: Chief Executive Officer

FLOWPOINT CORP.

By: /s/ Piyush Patel

Name: Piyush Patel
Title: President

Exhibit 2.4

STANDSTILL AND DISPOSITION AGREEMENT
Between
EFFICIENT NETWORKS, INC.
and
CABLETRON SYSTEMS, INC.

Dated as of December 17, 1999

TABLE OF CONTENTS

                                                                                                                                                                     Page

ARTICLE 1 DEFINITIONS                                                                                 *

1.1 Certain Definitions                                                    * ARTICLE 2 STANDSTILL AND RELATED COVENANTS         * 2.1 Cabletron Ownership of Efficient Securities              *
2.2 Standstill Provisions                                                  *
2.3 Voting                                                                      *
2.4 Voting Trust                                                             *
2.5 Solicitation of Proxies                                               *
2.6 Acts in Concert with Others                                    *
2.7 Termination                                                              * ARTICLE 3 RESTRICTIONS ON TRANSFER OF SECURITIES; COMPLIANCE WITH SECURITIES LAWS                                                                        * 3.1 Restrictions on Transfer of Voting Securities of Efficient      *
3.2 Restrictive Legends                                                  *
3.3 Procedures for Certain Transfers                             *
3.4 Covenant Regarding Exchange Act Filings               *
3.5 Termination                                                             * ARTICLE 4 REGISTRATION RIGHTS                                          * 4.1 Demand Registration                                               *
4.2 Shelf Registration                                                    *
4.3 Piggyback Registration                                            *
4.4 Demand and Shelf Registration Procedures, Rights and Obligations *
4.5 Expenses                                                                *
4.6 Indemnification                                                       *
4.7 Issuances by Efficient or Other Holders                  *
4.8 Information by Cabletron                                        *
4.9 Market Standoff Agreements                                 *
4.10 Additional Registration Rights Covenants             *
4.11 Termination                                                          * ARTICLE 5 MISCELLANEOUS                                                   * 5.1 Governing Law                                                      *
5.2 Successors and Assigns                                         *
5.3 Entire Agreement; Amendment                              *
5.4 Notices and Dates                                                 *
5.5 Language Interpretation                                         *
5.6 Table of Contents; Titles; Headings                       *
5.7 Counterparts                                                         *
5.8 Severability                                                           *
5.9 Injunctive Relief                                                     *
5.10 Automatic Adjustments to Share Numbers

STANDSTILL AND DISPOSITION AGREEMENT

THIS STANDSTILL AND DISPOSITION AGREEMENT (this "Agreement") is made as of December __, 1999, between Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), and Efficient Networks, Inc., a Delaware corporation ("Efficient").

RECITALS

A. Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of November 21, 1999, as amended (the "Merger Agreement"), by and among Efficient, Cabletron, Fire Acquisition Corporation, a California corporation and Flowpoint Corporation, a California corporation, Cabletron will receive 7,200,000 shares of Efficient's Common Stock, par value $0.01 per share (the "Shares") and 6,300 shares of Efficient's Series A Non-Voting Convertible Stock (the "Preferred Stock").

B. The Merger Agreement provides for the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Merger Agreement, the parties hereto hereby agree as follows:

DEFINITIONS

Certain Definitions

.  As used in this Agreement:

      "Affiliate" shall have the meaning set forth in Section 3.3(c).
      "Available Shares" shall have the meaning set forth in Section 4.3(c)(ii).
      "Base Shares" means the number of shares of Efficient equal to ten percent (10%) of Efficient's Voting Securities.
      "Beneficial ownership" or "beneficial owner" has the meaning provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Securities hereunder mean record and/or beneficial ownership.
      "Change in Control of Efficient" shall mean a merger, consolidation or other business combination or the sale of all or substantially all of the assets of Efficient (other than a transaction pursuant to which the holders of the voting stock of Efficient outstanding immediately prior to such transaction have the entitlement to exercise, directly or indirectly, fifty percent (50%) or more of the Total Voting Power of the continuing, surviving entity or transferee immediately after such transaction).
      "Cabletron" has the meaning set forth in the recitals hereto and includes any Person controlling Cabletron.
      "Cabletron Competitor" is any of the top five (5) data networking companies, as measured by revenues from time to time.
      "Cabletron Conflict of Interest Transaction" means any transaction requiring the approval of Efficient's Stockholders (i) between Efficient and one (or more) Persons in which Cabletron owns or controls a five percent (5%) equity interest or (ii) a Change of Control of Efficient with a Cabletron Competitor.
      "Cabletron Pooling Transaction Lock-Up" has the meaning set forth in Section 4.9(a).
      "Cabletron Public Offering Lock-Up" has the meaning set forth in Section 4.9(a).
      "Controlled Affiliate" means, with respect to any Person, any Person directly or indirectly controlled by such other Person where, for purposes of this definition, "control" or "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.
      "Conversion Stock" shall mean the Efficient Common Stock received upon conversion of the Preferred Stock.
      "Demand Breathing Period" means (x) 180 days after the closing of the offering related to a prior Demand Request or (y) 90 days after the closing of the last public offering of securities by Efficient for its own account.
      "Demand Registration Statement" has the meaning set forth in Section 4.1(a).
      "Demand Request" has the meaning set forth in Section 4.1(a).
      "Demand Managing Underwriters" has the meaning set forth in Section 4.4(c).
      "Demand Market Cut-Back" has the meaning set forth in Section 4.4(d).
      "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      "Exclusive Demand Period" means the period between the date hereof and December 31, 2000; provided, that, the Exclusive Demand Period shall be extended day per day for the duration of any Suspension Condition in effect prior to December 31, 2000.
      "Exclusive Demand Period Offering" means a public offering of Voting Securities for cash by Efficient for its own account (excluding the First Offering) during the Exclusive Demand Period.
      "First Offering" means the first underwritten public offering of Voting Securities for cash by Efficient for its own account following the date hereof.
      "Group" or "group" shall have the meaning provided in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder, but shall exclude any institutional underwriter purchasing Voting Securities of Efficient in connection with an underwritten registered offering for purposes of a distribution of such securities.
      "Indemnified Party" has the meaning set forth in Section 4.6(c).
      "Indemnifying Party" has the meaning set forth in Section 4.6(c).
      "Investors" shall have the meaning set forth in the Investors' Rights Agreement.
      "Investors' Rights Agreement" shall mean that certain Investors' Rights Agreement of Efficient dated July 30, 1993, as amended (or any successor to such agreement).
      "Minimum Demand Portion" shall have the meaning set forth in Section 4.4(d)(i).
      "Passive Investor" means a bank, a qualified pension trust or a registered mutual fund which reports its ownership of securities under and utilizing Section 13(G) of the Exchange Act (and Form 13(G) under the Exchange Act) and which has not, within the two (2) year period prior to the time of determination, participated in a solicitation of proxies against a portfolio company or filed a Form 13(d) or converted from a Form 13(G) filer to a Form 13(d) filer with respect to any portfolio company.
      "Person" shall mean any person, individual, corporation, partnership, trust, limited liability company or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
      "Piggyback Market Cut-Back" has the meaning set forth in Section 4.3(c).
      "Piggyback Registrable Securities" has the meaning set forth in Section 4.3(a).
      "Piggyback Registration Statement" has the meaning set forth in Section 4.3(a).
      "Piggyback Request" has the meaning set forth in Section 4.3(a).
      "Piggyback Underwriting Agreement" has the meaning set forth in Section 4.3(b).
      "Preferred Stock" has the meaning set forth in Section A of the Recitals.
      "Proportionately" has the meaning set forth in Section 2.3.
      "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
      "Registrable Securities" means (i) the Shares, (ii) Conversion Stock and (iii) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, or similar transaction.
      "Registration Expenses" shall mean all expenses incurred in connection with a registration hereunder, including, without limitation, all registration and filing fees, listing fees, printing and automated document preparation expenses, custody fees, fees and disbursements of counsel for Efficient, blue sky fees and expenses, and the expenses of Efficient's independent accountants, including any special audits or comfort letters incident to or required by any such registration, but excluding the expenses of regular employees of Efficient, which shall be paid in any event by Efficient.
      "Reserved Portion" shall mean (i) with respect to the First Offering, provided the preliminary prospectuses with respect to such offering are printed and distributed prior to May 1, 2000 and such offering closes by June 1, 2000 (the "Criteria"), 35% of the number of shares to be distributed in such offering; (ii) with respect to an Exclusive Demand Period Offering (or the First Offering if the Criteria are not met), the greater of 40% of the shares to be distributed in such offering or 3,000,000 shares.
      "Reserved Shares" shall have the meaning set forth in Section 4.4(d)(ii).
      "Securities" has the meaning set forth in Section 3.2(a).
      "Securities Act" means the Securities Act of 1933, as amended.
      "SEC" means the Securities and Exchange Commission or any other federal agency at the agency administering the Securities Act.
      "Selling Expenses" shall mean with respect to any registration pursuant to this Agreement, all underwriting discounts and selling commissions applicable to the sale of shares and all fees and disbursements of counsel to any Person other than the Company.
      "Shares" has the meaning set forth in Section A of the recitals above; provided, however, if not capitalized, "shares" shall mean shares of Efficient's common stock generally.
      "Shelf Registrable Securities" has the meaning set forth in Section 4.2(a).
      "Shelf Registration Statement" has the meaning set forth in Section 4.2(a).
      "Suspension Condition" has the meaning set forth in Section 4.4(f).
      "Total Consideration Shares" shall mean the aggregate of (x) the total number of Shares held by Cabletron and (y) the total number of shares of Efficient Common Stock which the Preferred Stock has been converted into or is convertible into.
      "Voting Securities" means all securities of Efficient, entitled, in the ordinary course, to vote in the election of directors of Efficient. Voting Securities shall not include stockholder rights or other comparable securities having Voting Power only upon the happening of a trigger event or comparable contingency and which can only be transferred together with the Voting Securities to which they attach. References herein to meetings of holders of Voting Securities shall include meetings of any class or type thereof.
      "Voting Power" or "Total Voting Power" of Efficient (or any other corporation) refer to the votes or total number of votes which at the time of calculation may be cast in the election of directors of Efficient (or such corporation) at any meeting of stockholders of Efficient (or such corporation) if all securities entitled to vote in the election of directors of Efficient (or such corporation) were present and voted at such meeting; provided that for purposes of references herein made to any Person's "Voting Power" or percentage beneficial ownership of "Total Voting Power," any rights (other than rights referred to in any rights plan of Efficient (or any such other corporation) or a successor to such rights plan so long as such rights can only be transferred together with the Voting Securities to which they attach) of such Person to acquire Voting Securities (whether or not the exercise of any such right shall be conditioned upon any contingency) shall be deemed to have been exercised in full.

      All capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

      STANDSTILL AND RELATED COVENANTS

      Cabletron Ownership of Efficient Securities

      .  On the date hereof, and without giving effect to the transactions contemplated by the Merger Agreement, neither Cabletron nor any Controlled Affiliate of Cabletron beneficially owns any Voting Securities of Efficient.

      Standstill Provisions

      .  Cabletron shall not acquire, directly or indirectly, and shall not cause or permit any Controlled Affiliate of Cabletron to acquire, directly or indirectly (through market purchases or otherwise), record or beneficial ownership of any Voting Securities of Efficient without the prior written consent of the Board of Directors of Efficient; provided, however, that the prior written consent of the Board of Directors of Efficient shall not be required for the acquisition of any Voting Securities of Efficient directly from Efficient or resulting from a stock split, stock dividend or similar recapitalization by Efficient. Nothing contained in this Section 2.2 shall adversely affect any right of Cabletron or any Controlled Affiliate of Cabletron to acquire record or beneficial ownership of Voting Securities of Efficient pursuant to any rights plan instituted by Efficient.

      Voting

      .  Unless the Board of Directors of Efficient otherwise consents in writing in advance, Cabletron shall take such action (and shall cause each Controlled Affiliate of Cabletron that beneficially owns Voting Securities of Efficient to take such action) as may be required so that all Voting Securities of Efficient beneficially owned by Cabletron (or any such Controlled Affiliate of Cabletron) from time to time, other than the Base Shares, are voted on all matters to be voted on by holders of Voting Securities of Efficient in the same proportion (for, against and abstain, with lost, damaged or disfigured ballots counting as abstentions to the extent that they cannot be counted as for or against under applicable law) as the votes cast by the other holders of Voting Securities of Efficient with respect to such matters ("Proportionately"); provided, however, that on any matter that constitutes, involves or is part of, a Cabletron Conflict of Interest Transaction, Cabletron and any Controlled Affiliate of Cabletron must vote all Voting Securities, including the Base Shares, Proportionately. Cabletron (or any Controlled Affiliate of Cabletron), as the holder of Voting Securities of Efficient, shall be present, in person or by proxy, at all meetings of the stockholders of Efficient so that all Voting Securities of Efficient beneficially owned by Cabletron (or such Controlled Affiliate of Cabletron) from time to time may be counted for the purposes of determining the presence of a quorum at such meetings. The foregoing provision shall also apply to the execution by Cabletron of any written consent in lieu of a meeting of holders of Voting Securities of Efficient or any class thereof.

      Voting Trust

      .  Cabletron shall not, and shall not cause or permit any Controlled Affiliate of Cabletron to, deposit any Voting Securities of Efficient in a voting trust or, except as otherwise provided herein, subject any Voting Securities of Efficient to any arrangement or agreement with respect to the voting of such Voting Securities of Efficient.

      Solicitation of Proxies

      .  Without the prior written consent of the Board of Directors of Efficient, Cabletron shall not, and shall not cause or permit any Controlled Affiliate of Cabletron to, directly or indirectly (i) initiate, propose or otherwise solicit Efficient stockholders for the approval of one or more stockholder proposals with respect to Efficient or induce or attempt to induce any other Person to initiate any stockholder proposal, (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14a-1 under the Exchange Act) with respect to any Voting Securities of Efficient, or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act), with respect to Efficient or (iii) call or seek to have called any meeting of the holders of Voting Securities of Efficient.

      Acts in Concert with Others

      .  Except as contemplated herein, Cabletron shall not, and shall not cause or permit any Controlled Affiliate of Cabletron, to participate in the formation, or encourage the formation, of any Person which owns or seeks to acquire beneficial ownership of, or otherwise acts in concert in respect of the Voting or disposition of, Voting Securities of Efficient. Without limiting the generality of the foregoing, and except as contemplated herein, Cabletron shall not, and shall not cause or permit any Controlled Affiliate of Cabletron to: (i) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Voting Securities of Efficient; (ii) seek election to or seek to place a representative on the Board of Directors of Efficient; (iii) seek the removal of any member of the Board of Directors of Efficient; (iv) otherwise seek control of the management, Board of Directors or policies of Efficient; (v) solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction with Efficient or any Controlled Affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to Efficient or any Controlled Affiliate thereof; (vi) solicit, make or propose or encourage or negotiate with any other Person with respect to, or announce an intent to make, any tender offer or exchange offer for any Voting Securities of Efficient; (vii) disclose an intent, purpose, plan or proposal with respect to Efficient or any Voting Securities of Efficient inconsistent with the provisions of this Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require Efficient to waive the benefit of or amend any provision of this Agreement; or (vii) assist, participation in, facilitate, encourage or solicit any effort or attempt by any Person to do or seek to do any of the foregoing. Cabletron shall not, and shall not cause or permit any Controlled Affiliate of Cabletron to, encourage or render advice to or make any recommendation or proposal to any Person to engage in any of the actions covered by Section 2.5 and this Section 2.6 hereof.

      Termination

      .  The provisions of this Article 2 shall terminate at such time as (i) Cabletron (together with all Controlled Affiliates of Cabletron) beneficially owns in the aggregate Voting Securities of Efficient representing less than five percent (5%) of the Total Voting Power of Efficient or (ii) upon a Change in Control of Efficient.

      RESTRICTIONS ON TRANSFER OF SECURITIES; COMPLIANCE WITH SECURITIES LAWS

      Restrictions on Transfer of Voting Securities of Efficient

      .  Cabletron shall not, and shall not cause or permit any Controlled Affiliate of Cabletron to, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any Securities, now or hereafter acquired, or with respect to which Cabletron or any Controlled Affiliate of Cabletron has or hereafter acquires the power of disposition or enter into any agreement or understanding with respect to the foregoing, except as set forth below (for purposes of the following, the Preferred Stock shall be deemed converted into Conversion Stock):

      to Efficient, or any Person or group approved in writing in advance by the Board of Directors of Efficient;
      subject to Section 3.3(a) below, to any Controlled Affiliate of Cabletron, so long as such Controlled Affiliate agrees in writing, in form reasonably acceptable to counsel for Efficient, to hold such Voting Securities or Preferred Stock of Efficient subject to all the provisions of this Agreement, and so agrees to transfer such Voting Securities or Preferred Stock of Efficient to Cabletron or another Controlled Affiliate of Cabletron if it ceases to be a Controlled Affiliate of Cabletron;
      pursuant to a firm commitment, underwritten public offering of Securities registered under the Securities Act;
      subject to Section 3.3(b) below, through a sale of Securities pursuant to Rule 144 under the Securities Act or pursuant to the Shelf Registration Statement; provided, however, that any such sale complies with the manner of sale provisions under paragraph (f) of Rule 144 or the plan of distribution set forth in the Shelf Registration Statement, as applicable and is not made to: (A) any Person or group which has theretofore filed a Schedule 13D with the SEC with respect to any class of "equity security" (as defined in Rule 13a11-1 under the Exchange Act) of Efficient and which, at the time of such sale, continues to reflect beneficial ownership in excess of five percent (5%) of the Total Voting Power of Efficient; (B) any Person or group which, after giving effect to the sale and to the actual knowledge of Cabletron (with no duty of investigation), will beneficially own in excess of five percent (5%) of any Voting Securities of Efficient or to be accumulating stock on behalf of or acting in concert with any such Person or group or a Person or group contemplated by clause (A) above, provided however, that this clause (B) shall not apply with respect to transfers less than 100,000 shares; or (C) any Person or group that has announced or commenced an unsolicited offer for any Voting Securities or Preferred Stock of Efficient or publicly initiated, proposed or otherwise solicited Efficient stockholders for the approval of one or more stockholder proposals with respect to Efficient or publicly made, or in any way participated in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any Voting Securities or Preferred Stock of Efficient, or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act);
      (i) subject to Section 3.3(a) below, pursuant to any private sale of Securities exempt from the registration requirements under the Securities Act; provided, however, that (i) no such sale may be made to any Person or group which, to the knowledge of Cabletron after reasonable inquiry and after giving effect to such sale, will beneficially own or have the right to acquire Voting Securities or Preferred Stock of Efficient with aggregate Voting Power of more than five percent (5%) of the Total Voting Power of Efficient or group, except, however, if such Person or group is a Passive Investor, such limitation shall be ten percent (10%) of the Total Voting Power of Efficient; and (ii) in any event any such purchaser shall agree to take and hold such Securities subject to the provisions and upon the conditions specified in Sections 2 and 3 of this Agreement, and it will be a condition precedent to the effectiveness of any such transfer that Cabletron shall have delivered to Efficient a written agreement of such purchaser to that effect in form and substance reasonably satisfactory to Efficient; or
      in response to an offer to purchase or exchange for cash or other consideration any Voting Securities or Preferred Stock, which in any case is not opposed by the Board of Directors of Efficient within the time such Board is required, pursuant to Regulations under the Exchange Act, to advise the stockholders of Efficient of such Board's position with respect to such offer, or, if no such Regulations are applicable, within ten (10) business days of the commencement of such offer, or pursuant to a merger, consolidation or other business combination involving Efficient approved by the Board of Directors of Efficient.

      Restrictive Legends

      .

      (a) The certificate or certificates representing the (i) the Shares, (ii) the Preferred Stock, (iii) the Conversion Stock and (iv) any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, or similar transaction (collectively, the "Securities") shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state Securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION.

      (b) In addition to the legend provided for in Section 3.2 (a), the certificate or certificates representing the Securities and any other securities of Efficient hereafter acquired (for example, in compliance with Section 2.2) shall be stamped or otherwise imprinted with a legend substantially in the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING ANY SALE, PLEDGE OR OTHER HYPOTHECATION, WHICH RESTRICTIONS ARE SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND CABLETRON SYSTEMS, INC., A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER AT THE ISSUER'S PRINCIPAL EXECUTIVE OFFICES.

      Procedures for Certain Transfers

      .

      Prior to any proposed transfer of any Securities pursuant to Sections 3.1(b) and 3.1(e)(i) hereof, Cabletron shall give written notice to Efficient of Cabletron's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either: (i) a written opinion of legal counsel (including in-house counsel), who shall be reasonably satisfactory to Efficient, addressed to Efficient and reasonably satisfactory in form and substance to Efficient's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act; or (ii) a "no action" letter from the SEC and a copy of any request by Cabletron (together with all supplements or amendments thereto), which shall have been provided to Efficient at or prior to the time of first delivery to the SEC's staff, to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon Cabletron shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by Cabletron to Efficient.
      In connection with any proposed transfer of Securities pursuant to Rule 144 as provided in Section 3.1(d) above, Cabletron shall comply with the reasonable requirements of Efficient's transfer agent with respect to sales of restricted securities pursuant to Rule 144.
      Each certificate evidencing the Securities transferred as herein provided (other than a transfer pursuant to Section 3.1(c) or pursuant to the Shelf Registration Statement) shall bear the appropriate restrictive legend set forth (or described) in Section 3.4(a) above, except that such certificate shall not bear such restrictive legend if: (i) in the opinion of counsel for Efficient, such legend is not required in order to establish compliance with any provisions of the Securities Act; (ii) the Securities have been held by the holder for more than two years, and the holder represents to counsel for Efficient that it has not been an "Affiliate" (as such term is defined for purposes of Rule 144) of Efficient during the three-month period prior to the sale and shall not become an affiliate (as such term is defined for purposes of Rule 144) of Efficient without resubmitting the Securities for reimposition of the legend; or (iii) the Securities have been sold pursuant to Rule 144 and in compliance with Section 3.1(d). In addition, each certificate evidencing the Securities transferred pursuant to this Article 3 (other than transfers pursuant to Sections 3.1(c) or pursuant to the Shelf Registration Statement) shall bear the legend set forth in Section 3.2(b) above. The restrictive legend specified in Section 3.2(a) shall promptly be removed in connection with a sale pursuant to Section 3.1(c) or the Shelf Registration Statement or the satisfaction of subclause (i), (ii) or (iii) above. The restrictive legend specified in Section 3.2(b) shall be removed upon termination of Article 3 as set forth in Section 3.5 below or in connection with a transfer of securities which does not require the transferee to be bound by this Section 3.

      Covenant Regarding Exchange Act Filings

      .  With a view to making available to Cabletron the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may any time permit Cabletron to sell securities of Efficient to the public without registration. Efficient agrees to:

        Make and keep public information available, as those terms are understood and defined in SEC Rule 144;
        File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
        Furnish to Cabletron, so long as Cabletron owns any Voting Securities, forthwith upon request (i) a written statement by Efficient that it has complied with the reporting requirements of SEC Rule 144; (ii) a copy of the most recent annual or quarterly report of Efficient and such other reports and documents so filed by Efficient and (iii) such other information as may be reasonably requested in availing Cabletron of any rule or regulation of the SEC which permits the selling of any such securities without registration.
      Termination

      .  The provisions of this Article 3 shall terminate (other than insofar they relate to general application of securities laws) upon the later to occur of: (i) the tenth anniversary date of this Agreement and (ii) such time as Cabletron (together with all Controlled Affiliates of Cabletron) beneficially owns in the aggregate Voting Securities of Efficient representing less than five percent (5%) of the Total Voting Power of Efficient or upon the closing or other completion of a Change in Control of Efficient.

      REGISTRATION RIGHTS

      Demand Registration

      .

      If at any time after July 21, 2000, Efficient shall receive from Cabletron a written request (a "Demand Request") that Efficient register on Form S-1 or Form S-3 under the Securities Act (or if such form is not available, any registration statement form then available to Efficient) Registrable Securities equal to at least 2,000,000 shares of the Voting Securities of Efficient outstanding on the date of such Demand Request, then Efficient shall use commercially reasonable efforts to cause the Registrable Securities specified in such Demand Request (the "Demand Registrable Securities") to be registered as soon as reasonably practicable so as to permit the offering and sale thereof and, in connection therewith, shall prepare and file with the SEC as soon as practicable, and in any event within thirty (30) days, after receipt of such Demand Request, a registration statement (a "Demand Registration Statement") to effect such registration; provided, however, that each such Demand Request shall: (i) specify the number of Demand Registrable Securities intended to be offered and sold by Cabletron pursuant thereto (which number of Demand Registrable Securities shall not be less than 2,000,000 of the Voting Securities of Efficient outstanding on the date of such Demand Request); (ii) express the present intention of Cabletron to offer or cause the offering of such Demand Registrable Securities pursuant to such Demand Registration Statement, (iii) describe the nature or method of distribution of such Demand Registrable Securities pursuant to such Demand Registration Statement (including, in particular, whether Cabletron plans to effect such distribution by means of an underwritten offering); and (iv) contain the undertaking of Cabletron to provide all such information and materials and take all such actions as may be required in order to permit Efficient to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and Regulations of the SEC thereunder, and to obtain any desired acceleration of the effective date of such Demand Registration Statement.
      The procedures to be followed by Efficient and Cabletron, and the respective rights and obligations of Efficient and Cabletron, with respect to the preparation, filing and effectiveness of Demand Registration Statements and the distribution of Demand Registrable Securities pursuant to Demand Registration Statements under this Section 4.1 are set forth in Section 4.4 hereof.

      Shelf Registration

      .

      By July 21, 2000, Efficient shall use its commercially reasonable efforts to register pursuant to Rule 415(a)(1)(i) under the Securities Act (or any successor rule with similar effect) a continuous or delayed offering of Registrable Securities (the "Shelf Registrable Securities") to be registered as soon as reasonably practicable so as to permit the sale thereof and, in connection therewith, shall prepare and file with the SEC a shelf registration statement on Form S-3 relating to the Shelf Registrable Securities, if such Form S-3 is available for use by Efficient (or any successor form of registration statement to such Form S-3), to effect such registration (the "Shelf Registration Statement"), to enable the distribution of the Shelf Registrable Securities. In connection with the Shelf Registration Statement, Cabletron shall undertake to offer or cause the offering of such Shelf Registrable Securities in accordance with the plan of distribution described in the Shelf Registration Statement which shall include, to the extent allowable on such form, exchange transactions or the over-the-counter market transactions; private transactions other than exchange or over-the-counter market transactions; pledge to secure debts and other obligations; writing of non-traded and exchange-traded call options, hedge transactions and in settlement of other transactions in standardized or over-the-counter options, or a combination of the above transactions; and provide all such information and materials and take all such actions as may be required in order to permit Efficient to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and Regulations of the SEC thereunder, and to obtain any desired acceleration of the effective date of the Shelf Registration Statement.
      The aggregate number of shares sold by Cabletron pursuant to this Section 4.2 hereof and pursuant to the resale allowances under Rule 144 may not exceed an aggregate of 2,000,000 shares during any calendar quarter.
      The procedures to be followed by Efficient and Cabletron, and the respective rights and obligations of Efficient and Cabletron, with respect to the preparation, filing and effectiveness of the Shelf Registration Statement and the distribution of Registrable Securities pursuant to the Shelf Registration Statement under this Section 4.2 are set forth in Section 4.4 hereof.

      Piggyback Registration

      .

      If at any time after the date of this Agreement, Efficient shall determine to register any of its equity or equity-linked Securities, including registration of shares in a so-called unallocated or universal shelf registration, whether for sale for its own account or for the account of any other Person, other than registration statements relating to (i) employee, consultant or distributor compensation or incentive arrangements, including employee benefit plans, or (ii) acquisitions or any transaction or transactions under Rule 145 under the Securities Act or any successor rule with similar effect, then Efficient will promptly give Cabletron written notice thereof and include in such registration statement (a "Piggyback Registration Statement") and in any underwriting involved therein, all Registrable Securities (the "Piggyback Registrable Securities") specified in a written request made by Cabletron (a "Piggyback Request") within five (5) business days (or such later time as the underwriters may allow in writing) after receipt of such written notice from Efficient.
      If the Piggyback Registration Statement of which Efficient gives notice is for an underwritten offering or Efficient proposes to do an underwritten take down from an unallocated or universal shelf registration, Efficient shall so advise Cabletron as a part of the written notice given pursuant to Section 4.3(a). In such event, the right of Cabletron to registration pursuant to this Section 4.3 (or participate in an underwritten take down in the case of an unallocated or universal shelf registration) shall be conditioned upon the agreement of Cabletron to participate in such underwriting and in the inclusion of such Piggyback Registrable Securities in the underwriting to the extent provided herein. Cabletron shall (together with Efficient and any other holders distributing Securities in such Piggyback Registration Statement, if any) enter into an underwriting agreement (the "Piggyback Underwriting Agreement") in customary form with the underwriter or underwriters selected for such underwriting by Efficient. If Cabletron disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Efficient and the managing underwriters. Any Piggyback Registrable Securities excluded or excluded from such underwriting shall be excluded from such Piggyback Registration Statement.
      Notwithstanding any other provision of this Agreement, if the managing underwriters of any underwritten offering pursuant to a Piggyback Request determine, in their sole discretion that, after including all the shares proposed to be offered by Efficient and all the shares of any other Persons entitled to registration rights with respect to such Piggyback Registration Statement (pursuant to other agreements with Efficient), marketing factors require a limitation of the number of Piggyback Registrable Securities to be underwritten, Efficient may exclude Piggyback Registrable Securities (a "Piggyback Market Cut-Back"), subject to the following:
        Cabletron shall, in any event, have the right to include in the First Offering or an Exclusive Demand Period Offering, as the case may be, a number of shares of Piggyback Registrable Securities equal to the Reserved Portion, (to the exclusion of shares to be included by Efficient or any other Person); and
        With respect to shares in excess of the Reserve Portion in the case of the First Offering or an Exclusive Demand Period Offering, or in other offerings, the Piggyback Market Cut-Back shall be made among Cabletron and the Investors pro-rata relative to the shares to be included in the offering other than (a) any shares to be issued and sold by Efficient, or (b) any Reserved Portion (the "Available Shares"); provided that other than in connection with the First Offering or an Exclusive Demand Period Offering, the Available Shares shall not be less than thirty percent (30%) of the shares to be sold in the offering. An Investor's pro-rata portion of the Available Shares shall be a fraction, the numerator of which is (a) the total number of shares of Efficient common stock held by such Investor, and the denominator of which is (b) the aggregate number of shares of common stock beneficially owned by all Investors and the Total Consideration Shares then beneficially owned by Cabletron (excluding the Reserved Portion). Cabletron's pro-rata portion of the Available Shares shall be a fraction, the numerator of which is (a) the number of Total Consideration Shares then beneficially owned by Cabletron (excluding the Reserved Portion), and the denominator of which is (b) the aggregate number of shares of common stock beneficially owned by all Investors and the number of Total Consideration Shares then beneficially owned by Cabletron (excluding the Reserved Portion).
      Except to the extent specifically provided in this Section 4.3 hereof, the procedures to be followed by Efficient and Cabletron, and the respective rights and obligations of Efficient and Cabletron, with respect to the distribution of any Piggyback Registrable Securities by Cabletron pursuant to any Piggyback Registration Statement filed by Efficient shall be as set forth in the Piggyback Underwriting Agreement, or any other agreement or agreements governing the distribution of such Piggyback Registrable Securities pursuant to such Piggyback Registration Statement.
      Notwithstanding the foregoing, however, nothing in this Section 4.3, or any other provision of this Agreement, shall be construed to limit the absolute right of Efficient, for any reason and in its sole discretion: (i) to delay, suspend or terminate the filing of any Piggyback Registration Statement; (ii) to delay the effectiveness of any Piggyback Registration Statement; (iii) reduce the number of securities to be distributed pursuant to any Piggyback Registration Statement (except below the 3,000,000 share minimum of the Reserve Portion in either (a) an Exclusive Demand Period Offering or (b) if the First Offering has not met the Criteria, then the First Offering, as the case may be); or (iv) to withdraw such Piggyback Registration Statement.

      Demand and Shelf Registration Procedures, Rights and Obligations

      .  The procedures to be followed by Efficient and Cabletron, and the respective rights and obligations of Efficient and Cabletron, with respect to the preparation, filing and effectiveness of Demand Registration Statements and the Shelf Registration Statement, respectively, and the distribution of Demand Registrable Securities and Registrable Securities, respectively, pursuant thereto, are as follows:

        Cabletron shall not be entitled to make a Demand Request until expiration of the Demand Breathing Period, and shall not be entitled to make more than two (2) Demand Requests; provided, however, that any Demand Request that: (A) does not result in the corresponding Demand Registration Statement being declared effective by the SEC; (B) is withdrawn by Cabletron following the imposition of an order by the SEC with respect to the corresponding Demand Registration Statement; (C) is withdrawn by Cabletron as a result of the exercise by Efficient of its suspension rights pursuant to Sections 4.4(e) or (f) hereof; (D) is withdrawn by Cabletron as a result of a Demand Market Cut-Back in violation of Section 4.4(d)(i) below, (E) is withdrawn if Cabletron shall have learned of a material adverse change in the condition, business or prospects of Efficient different than that known to Cabletron at the time of Cabletron shall have initiated the Demand Request (other than a decline in Efficient's stock price since such time unless, however, Cabletron agrees to pay, or otherwise reimburse Efficient, for all Registration Expenses) that makes the proposed offering unreasonable in the good faith judgment of Cabletron; or (F) is withdrawn because the terms of the underwriting agreement, as contemplated by Section 4.4(c) below, are not reasonably customary, such Demand Request in the event of any of (A) through (F) shall not count as one of the two (2) Demand Requests. Any Demand Request that is withdrawn by Cabletron for any reason other than as set forth in the previous sentence shall count as a Demand Request.
      Efficient shall use commercially reasonable efforts to cause each Demand Registration Statement and the Shelf Registration Statement to be declared effective promptly and to keep such Demand Registration Statement and the Shelf Registration Statement continuously effective until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; (ii) in the case of Demand Registration Statements, one hundred twenty (120) days after the effective date of any such Demand Registration Statement; (iii) in the case of the Shelf Registration Statement, until September 30, 2002; and (iv) the termination of Cabletron's registration rights pursuant to Section 4.10 hereof. Efficient shall prepare and file with the SEC such amendments and supplements to each Demand Registration Statement and the Shelf Registration Statement and each prospectus used in connection therewith as may be necessary to make and to keep such Demand Registration Statement and the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant to such Demand Registration Statement and the Shelf Registration Statement until the earlier to occur of: (i) the sale or other disposition of such Registrable Securities so registered; (ii) in the case of Demand Registration Statements, one hundred twenty (120) days after the effective date of any such Demand Registration Statement; (iii) in the case of the Shelf Registration Statement, until September 30, 2002; and (iv) the termination of Cabletron's registration rights pursuant to Section 4.10 hereof.
      In connection with any underwritten offering pursuant to a Demand Registration Statement or the Shelf Registration Statement, Efficient shall select and Cabletron shall approve, which approval shall not be unreasonably withheld, one investment banking firm to serve as manager of such offering. The manager is hereinafter referred to as the "Demand Managing Underwriter." Efficient shall, together with Cabletron, enter into an underwriting agreement with the Demand Managing Underwriter, which agreement shall contain representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions under demand registration statements or shelf registration statements, as the case may be, and shall stipulate that the Demand Managing Underwriter will receive commissions and fees and other remuneration in connection with the distribution of any Demand Registrable Securities or Registrable Securities thereunder.
      Notwithstanding any other provision of this Agreement, the number of shares proposed to be distributed by Cabletron pursuant to any underwritten offering may be limited by and at the discretion of the Demand Managing Underwriter (a "Demand Market Cut-Back"), subject to the following:
        The number of shares to be distributed by Cabletron may not be limited to less than the greater of (x) 50% of the total number of shares proposed to be distributed in the offering, (y) 4,000,000 shares, or (z) the total number of shares proposed to be offered if such total proposed offering size is less than 4,000,000 shares (the "Minimum Demand Portion"); and
        With respect to shares in excess of the Minimum Demand Portion, the Demand Market Cut-Back shall be made among Cabletron and the Investors pro-rata relative to the shares to be included in the offering other than (a) any shares to be issued and sold by Efficient or (b) any Minimum Demand Portion (the "Remaining Shares"). An Investor's pro-rata portion shall be a fraction, the numerator of which is (a) the total number of shares of Efficient Common Stock held by such Investor, and the denominator of which is (b) the aggregate number of shares of common stock beneficially owned by all Investors and the Total Consideration Shares then beneficially owned by Cabletron (excluding the Minimum Demand Portion). Cabletron's pro-rata portion of the Remaining Shares shall be a fraction, the numerator of which is (a) the Total Consideration Shares then beneficially owned by Cabletron (excluding the Minimum Demand Portion) and the denominator of which is (b) the aggregate number of shares of common stock beneficially owned by all Investors and the Total Consideration Shares then beneficially owned by Cabletron (excluding the Minimum Demand Portion).
      Notwithstanding any other provisions of this Agreement, in the event that Efficient receives a Demand Request, or Cabletron proposes an underwritten offering utilizing the Shelf Registration Statement at a time when Efficient (i) shall have filed, or has a bona fide intention to file, a registration statement with respect to a proposed public offering of equity or equity-linked Securities or (ii) has commenced, or has a bona fide intention to commence, a public offering of equity or equity-linked Securities pursuant to an existing effective shelf or other registration statement, then Efficient shall be entitled to suspend, for a period of up to ninety (90) days after the receipt by Efficient of such Demand Request or Cabletron proposal, the filing of any Demand Registration Statement or the implementation of such proposal under the Shelf Registration Statement; provided that if Efficient does not file and make effective a primary registration statement with respect to such offering within such 90 day period, Cabletron shall have a period of at least 90 consecutive days during the twelve (12) month period commencing with the expiration of such 90 day period to effect a Cabletron Demand Request without preemption or suspension.
      Notwithstanding any other provision of this Agreement, in the event that Efficient determines that: (i) non-public material information regarding Efficient exists, the immediate disclosure of which would be significantly disadvantageous to Efficient; (ii) the prospectus constituting a part of any Demand Registration Statement or the Shelf Registration Statement covering the distribution of any Demand Registrable Securities or Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) an offering of Demand Registrable Securities or Registrable Securities would materially interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving Efficient (each of the events or conditions referred to in clauses (i), (ii) and (iii) of this sentence is hereinafter referred to as a "Suspension Condition"), then Efficient shall have the right to suspend the filing or effectiveness of any Demand Registration Statement or to suspend any distribution of Demand Registrable Securities or Registrable Securities pursuant to any effective Demand Registration Statement or the Shelf Registration Statement for so long as such Suspension Condition exists; provided that Efficient shall have suspended the filing or effectiveness of all other registration statements registering securities for the account of Efficient or any other Person or suspended the distribution of any securities under such registration statements and; provided further, that in the case of (ii) above, Efficient shall be obligated to use best efforts to amend such registration statement to correct such material misstatement or omission in the Registration Statement and related prospectus. Efficient will as promptly as practicable provide written notice to Cabletron when a Suspension Condition arises and when it ceases to exist. Upon receipt of notice from Efficient of the existence of any Suspension Condition, Cabletron shall forthwith discontinue efforts to: (i) file or cause any Demand Registration Statement or the Shelf Registration Statement to be declared effective by the SEC (in the event that such Demand Registration Statement or the Shelf Registration Statement has not been filed, or has been filed but not declared effective, at the time Cabletron receives notice that a Suspension Condition has arisen); or (ii) offer or sell Demand Registrable Securities or Registrable Securities (in the event that such Demand Registration Statement or the Shelf Registration Statement has been declared effective at the time Cabletron receives notice that a Suspension Condition has arisen). In the event that Cabletron had previously commenced or was about to commence the distribution of Demand Registrable Securities or Registrable Securities pursuant to a prospectus under an effective Demand Registration Statement or the Shelf Registration Statement, then Efficient shall, as promptly as practicable after the Suspension Condition ceases to exist, make available to Cabletron (and to each underwriter, if any, participating in such distribution) an amendment or supplement to such prospectus. If so directed by Efficient, Cabletron shall deliver to Efficient all copies, other than permanent file copies then in Cabletron's possession, of the most recent prospectus covering such Demand Registrable Securities or Registrable Securities at the time of receipt of such notice.
      Notwithstanding any other provision of this Agreement, Efficient shall not be permitted to postpone (i) the filing or effectiveness of any Demand Registration Statement or the Shelf Registration Statement or (ii) the distribution of any Demand Registrable Securities or Registrable Securities pursuant to an effective Demand Registration Statement or the Shelf Registration Statement pursuant to Sections 4.4(e) or 4.4(f) hereof more than four (4) times in any 360 day period provided that the aggregate of such suspensions may not exceed a total of sixty (60) days in any 360 day period (excluding any market standoff periods applicable to Cabletron pursuant to Section 4.9(a) hereof).
      Efficient shall promptly notify Cabletron of any stop order issued or, to Efficient's knowledge, threatened, to be issued by the SEC with respect to any Demand Registration Statement or the Shelf Registration Statement, and will use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.
      Efficient shall furnish to Cabletron (and any underwriter in connection with any underwritten offering) such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as Cabletron (and such underwriters) shall reasonably request in order to effect the offering and sale of any Demand Registrable Securities or the Registrable Securities to be offered and sold, but only while Efficient shall be required under the provisions hereof to cause the Demand Registration Statement or the Shelf Registration Statement pursuant to which such Demand Registrable Securities or Registrable Securities are intended to be distributed to remain current.
      Efficient shall use commercially reasonable efforts to register or qualify the Demand Registrable Securities and Registrable Securities covered by each Demand Registration Statement and the Shelf Registration Statement, respectively, under the state Securities or "blue sky" laws of such states as Cabletron shall reasonably request, maintain any such registration or qualification current, until the earlier to occur of: (i) the sale of such Demand Registrable Securities or Registrable Securities so registered; (ii) in the case of Demand Registration Statements, one hundred twenty (120) days after the effective date of any such Demand Registration Statement; (iii) in the case of the Shelf Registration Statement, until September 30, 2002; and (iv) the termination of Cabletron's registration rights pursuant to Section 4.10 hereof; provided, however, that Efficient shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where Efficient is not so qualified.
      Efficient shall furnish to Cabletron and to each underwriter engaged in an underwritten offering of Demand Registrable Securities or Registrable Securities, a signed counterpart, addressed to Cabletron or such underwriter, of (i) an opinion or opinions of counsel to Efficient (with respect to Efficient and Securities law compliance by Efficient) and (ii) a comfort letter or comfort letters from Efficient's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Cabletron or the managing underwriters may reasonably request.
      Efficient shall use commercially reasonable efforts to make appropriate members of its management reasonably available for due diligence purposes, "road show" presentations and analyst presentations in connection with any distributions of Demand Registrable Securities pursuant to a Demand Registration Statement.
      Efficient shall use commercially reasonable efforts to cause all Demand Registrable Securities and Registrable Securities to be listed on each Securities exchange on which similar Securities of Efficient are then listed, or, if Efficient does not have a class of equity securities listed on a national securities exchange, apply for qualification and use commercially reasonable efforts to qualify the Demand Registrable Securities and Registrable Securities being registered for inclusion on the Nasdaq Stock Market.
      Efficient shall take all such other actions either reasonably necessary or desirable to permit the Registrable Securities held by Cabletron to be registered and disposed of in accordance with the methods of disposition described herein.

      Expenses

      .  Subject to Section 4.6, Cabletron, Efficient and any other Person whose securities are included in any registration statements that are initiated pursuant to Sections 4.1, 4.2 or 4.3 of this Agreement shall pay their respective Selling Expenses, and, in the case of Sections 4.1 and 4.2, shall pay the proportion of all Registration Expenses incurred in connection with any such registration that the aggregate number of securities included in such registration on behalf of such Cabletron or such Person bears to the aggregate of number of all securities included in such registration. Efficient shall pay all Registration Expenses incurred in connection with any registration statement that is initiated pursuant to Section 4.3 of this Agreement.

      Indemnification

      .

      In the case of any offering registered pursuant to this Section 4, Efficient hereby indemnifies and agrees to hold harmless Cabletron (and its officers and directors), any underwriter (as defined in the Securities Act) of Registrable Securities offered by Cabletron, and each Person, if any, who controls Cabletron or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such Persons may be subject, under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Section 4, the prospectus contained therein (during the period that Efficient is required to keep such prospectus current), or any amendment or supplement thereto, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to Efficient in writing by Cabletron or any underwriter for Cabletron specifically for use therein, or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by Efficient with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such Person at or prior to the confirmation of such sale to such Person.
      By requesting registration under this Section 4, Cabletron agrees, if Registrable Securities held by Cabletron are included in the Securities as to which such registration is being effected, and each underwriter shall agree, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless Efficient and its directors and officers and each Person, if any, who controls Efficient within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such Persons may be subject under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Registrable Securities were registered under the Securities Act pursuant to this Section 4, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to Efficient in writing by Cabletron or such underwriter expressly for use therein.
      Each party entitled to indemnification under this Section 4.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      Issuances by Efficient or Other Holders

      .  As to each registration or distribution referred to in Section 4.1, additional shares of the Common Stock to be sold for the account of Efficient or the Investors may be included therein, provided that the inclusion of such Securities in such registration or distribution shall be subject to and governed by the provisions of Sections 4.3(c) and 4.4(d).

      Information by Cabletron

      .  Cabletron shall furnish to Efficient such information regarding Cabletron in the distribution of Registrable Securities proposed by Cabletron as Efficient may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 4.

      Market Standoff Agreements

      .  In connection with the underwritten public offering by Efficient of at least 1,000,000 shares for its own account or $50,000,000, whichever is lesser, Cabletron agrees that, upon the request of Efficient or the underwriters managing any underwritten offering of Efficient's Securities, Cabletron shall agree in writing (the "Cabletron Public Offering Lock-Up") that neither Cabletron (nor any director, executive officer or Controlled Affiliate of Cabletron) will, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, gift, pledge or grant any options or rights with respect to, any Securities of Efficient (other than those included in such registration statement, if any) now or hereafter acquired by Cabletron (or any director, executive officer or Controlled Affiliate of Cabletron) or with respect to which Cabletron (or any director, executive officer or Controlled Affiliate of Cabletron) has or hereafter acquires the power of disposition without the prior written consent of Efficient and such underwriters for such period of time (not to exceed fourteen (14) days prior to the date such offering is expected to commence and ninety (90) days after the date of the final prospectus delivered to the underwriters for use in confirming sales in such offering) as may be requested by Efficient and the underwriters provided that (i) the directors, executive officers (ii) all holders of more than five percent (5%) of Efficient's Voting Securities which are an "affiliate" of Efficient for purposes of the accounting rules governing pooling of interest transactions and (iii) any Investor or other Person participating in such offering enter into a public offering lock-up containing the same terms as the Cabletron Public Offering Lock-Up; provided, however, that neither Cabletron (nor any director, executive officer or Controlled Affiliate of Cabletron) shall be bound by such Cabletron Public Offering Lock-Up more than once during any twelve month period. Furthermore, Cabletron agrees that, at the request of Efficient, Cabletron shall agree in writing (the "Cabletron Pooling Transaction Lock-Up") that neither Cabletron (nor any director, executive officer or Controlled Affiliate of Cabletron) shall, directly or indirectly, offer to sell, contract to sell, make any short sale of, or otherwise sell, dispose of, loan, pledge or grant any options or rights with respect to, any Securities of Efficient now or hereafter acquired directly by Cabletron (or any director, executive officer or Controlled Affiliate of Cabletron) or with respect to which Cabletron (or any director, executive officer or Controlled Affiliate of Cabletron) has or hereafter acquires the power of disposition without the prior written consent of Efficient for such period of time as shall be necessary for Efficient to complete any business combination transaction in the form of a pooling of interests; provided that Efficient's independent accountants shall have reasonably concluded, after reasonable inquiry, that, at the relevant time with respect to such proposed pooling of interests transaction, Cabletron is or was an "affiliate" of Efficient for purposes of the accounting rules governing pooling of interests transactions. Cabletron agrees that Efficient may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of the Cabletron Public Offering Lock-Up and the Cabletron Pooling Transaction Lock-Up contained in this Section 4.9(a).

      Additional Registration Rights Covenants

      .

      First Offering. Efficient shall use its commercially reasonable efforts to conduct and close the First Offering as promptly as is practicable after the date hereof with a target date for completion of such First Offering of no later than March 31, 2000; provided, however, Efficient shall have no obligation to so conduct and close such First Offering if the Efficient Board of Directors concludes in good faith that so doing would be materially detrimental to Efficient or its shareholders.
      Exclusive Demand Period. Without Cabletron's consent, during the Exclusive Demand Period and any other period during which Cabletron is prohibited from effecting a Demand Registration or distributing securities under the Shelf Registration Statement, Efficient will not file or cause or allow to become effective a registration statement pursuant to Section 1.2 of the Investors' Rights Agreement.

      Termination

      .  The provisions of this Article 4 shall terminate upon the earlier to occur of: (i) five years after the date of the closing of transactions contemplated by the Merger Agreement; and (ii) such time as Cabletron and any Affiliates of Cabletron beneficially own, in the aggregate, less than 5% of the Total Voting Power of Efficient.

      MISCELLANEOUS

      Governing Law

      .  This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

      Successors and Assigns

      .  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party; provided that, without the consent of Efficient, Cabletron may assign this Agreement (and the rights and obligations hereunder) to any wholly-owned subsidiary in connection with a transfer of Voting Securities of Efficient to such Affiliate of Cabletron pursuant to Section 3.1(b), and without the consent of Cabletron, Efficient may assign all or part of this Agreement (and the rights and obligations hereunder) to the successor or an assignee of all or substantially all of Efficient's business; provided that, in each case, such assignee expressly assumes the relevant obligations of this Agreement (by a written instrument delivered to the other party, in form and substance reasonably acceptable to it) and, notwithstanding such assignment, the parties hereto shall each continue to be bound by all of their respective obligations hereunder. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than Cabletron and Efficient and no Person shall assert any rights as third party beneficiary hereunder.

      Entire Agreement; Amendment

      .  This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      Notices and Dates

      .

      All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered personally (including by courier) or given by facsimile transmission to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other pursuant to this provision) and shall be deemed given when so received:
        if to Efficient, to:
      Efficient Networks, Inc.
      4201 Spring Valley Road, Suite 1200
      Dallas, Texas 75244
      Attention: Jill Manning, CFO
      Telephone: 972-991-3884
      Facsimile: 972-991-3887

      with a copy to:
      Wilson Sonsini Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, California 94304
      Attention: Kenneth Siegel, Esq.
      Telephone: (650) 493-9300
      Facsimile: (650) 493-6811

      if to Cabletron, to:

      Cabletron Systems Inc.
      35 Industrial Way
      Rochester, NH 03867
      Attention: General Counsel
      Telephone: 630-332-9400

      Facsimile:

      with a copy to:
      Ropes & Gray
      One International Place
      Boston, MA 02110
      Attention: David A. Fine, Esq.
      Telephone No.: (617) 951-7000
      Telecopy No.: (617) 951-7050

      All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.
Language Interpretation

.  In the interpretation of this Agreement, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, (c) references to persons shall include corporations or other entities and vice versa, and (d) references to parties, Sections, schedules, paragraphs and exhibits shall mean the parties, Sections, schedules, paragraphs and exhibits of and to this Agreement, unless otherwise indicated by the context.

Table of Contents; Titles; Headings

.  The table of contents and Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All references herein to Articles and Sections, unless otherwise identified, are to Articles and Sections of this Agreement.

Counterparts

.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

Severability

.  If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Injunctive Relief

.  Cabletron, on the one hand, and Efficient, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

Automatic Adjustments to Share Numbers

.  All numbers regarding the number of shares of Efficient (e.g., 2,000,000) shall be appropriately and automatically adjusted to take into account any stock splits occurring after the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth in the introduction to this Agreement.

EFFICIENT NETWORKS, INC.,                               CABLETRON SYSTEMS, INC.,

a Delaware corporation                                                      a Delaware corporation

By /s/ Jill S. Manning                                                          By /s/ Piyush Patel

Name: Jill S. Manning                                                         Name: Piyush Patel
Title: Vice President and Chief Financial Officer                  Title: President

Exhibit 2.5

CERTIFICATE OF DESIGNATION

OF RIGHTS, PREFERENCES AND PRIVILEGES

OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK OF

EFFICIENT NETWORKS, INC.,

A DELAWARE CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Mark Floyd and Jill Manning hereby certify that:

(a) They are the duly elected Chief Executive Officer and Secretary, respectively, of Efficient Networks, Inc., a Delaware corporation (the "Corporation").

(b) Pursuant to the authority conferred upon the Board of Directors of the Corporation by Article Four of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate"), the Board of Directors of the Corporation on November 19, 1999 adopted the following recitals and resolutions creating a new series of preferred stock designated as Series A Non-Voting Convertible Preferred Stock:

"WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate to determine the powers, rights, preferences, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the powers, rights preferences, limitations and restrictions relating to a series of Preferred Stock and the number of shares constituting, and the designation of, such series;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate, a new series of Preferred Stock to be designated "Series A Non-Voting Convertible Preferred Stock," is hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, such series of Preferred Stock as follows (all terms used herein which are not otherwise defined shall have the meanings set forth in the Certificate):

Section 1. Designation, Amount and Par Value.

The series of preferred stock shall be designated as its Series A Non-Voting Convertible Preferred Stock (the "Series A Preferred") and the number of shares so designated shall be six thousand three hundred (6,300) (which shall not be subject to increase without the consent of the holders of the Series A Preferred (each, a "Holder" and collectively, the "Holders")). Each share of Series A Preferred shall have a par value of $.001.

Section 2. Voting Rights.

Except as otherwise provided herein and as otherwise required by law, the Series A Preferred shall have no voting rights. However, so long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the affirmative vote of the Holders of 66% of the shares of the Series A Preferred then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend this Certificate of Designation, (b) authorize or create or issue any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) or redemption senior to or on parity with the Series A Preferred, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase or decrease the authorized number of shares of Series A Preferred, or (e) enter into any agreement with respect to the foregoing.

Section 3. Dividends.

In each fiscal year of the Corporation, the Holders of shares of Series A Preferred shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, if, when and as declared by the Board of Directors of the Corporation, dividends payable in cash in an amount per share for such fiscal year at least equal to the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by (ii) the number of shares of Common Stock into which each such share of Series A Preferred is then convertible.

Section 4. Liquidation.

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred an amount equal to $0.001 per share before any distribution or payment shall be made to the holders of any Junior Securities, and thereafter an amount equal to the amount per share of Series A Preferred that would be distributable to such Holder if such Holder had converted his or her Series A Preferred into Common Stock immediately prior to such Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

The merger or consolidation of the Corporation into or with another corporation (other than one in which the holders of the capital stock of the Corporation immediately prior to the merger or consolidation continue to hold, directly or indirectly, more than 50% of the voting power of the capital stock of the surviving corporation), or the sale, lease, exchange, or other conveyance of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding-up of the Corporation for purposes of this Section 4, in which case the Holders of Series A Preferred shall, unless the Series A Preferred is or was to be converted into Common Stock in such transaction or would receive in such transaction consideration equal (on an as converted basis) to that received by the Common Stock in such transaction, be entitled to receive the amount payable to such Holders set forth above, unless the Holders of 66% of the then outstanding shares of Series A Preferred, voting separately as a single class, elect not to treat any of the foregoing events as a liquidation, dissolution or winding up by giving written notice thereof to the Corporation.

Section 5. Automatic Conversion.

(a) Automatic Conversions. All shares of Series A Preferred shall be automatically converted into shares of Common Stock, at the Conversion Ratio (as defined in Section (5)(c)), immediately upon the Stockholder Vote. The date upon which such conversion takes place shall be referred to as the "Conversion Date".

(b) Immediately after the Conversion Date, the Corporation will deliver to the Holder a certificate or certificates, subject to the terms of the Standstill and Disposition Agreement, representing the number of shares of Common Stock acquired upon the conversion of shares of Series A Preferred. Notwithstanding the foregoing or anything to the contrary contained herein, the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series A Preferred until after certificates evidencing such shares of Series A Preferred are delivered for conversion to the Corporation, or the Holder of such Series A Preferred notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. The Corporation shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(c)(i) The conversion ratio for each share of Series A Preferred in effect on the Conversion Date (the "Conversion Ratio") shall be equal to one thousand shares of Common Stock for one share of Series A Preferred.

(ii) If the Corporation, at any time while any shares of Series A Preferred are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide or split outstanding shares of Common Stock into a larger number of shares, (c) combine or reclassify outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Corporation, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii) Whenever the Conversion Ratio is adjusted pursuant to Section 5(c)(ii) the Corporation shall promptly mail to each Holder, a notice setting forth the Conversion Ratio after such adjustment and setting forth a reasonably detailed statement of the facts requiring such adjustment.

(iv) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders of the Series A Preferred then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Series A Preferred shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Corporation into which such shares of Series A Preferred could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(d) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder of a share of Series A Preferred shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(e) The issuance of certificates for Common Stock on conversion of Series A Preferred shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred so converted.

(f) The Corporation will take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of Series A Preferred will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issue thereof.

(g) Any and all notices or other communications or deliveries to be provided by the Holders of the Series A Preferred hereunder, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Corporation addressed to 4201 Spring Valley Road, Dallas, TX 75244, Attention: Mark Floyd, Chief Executive Officer or to facsimile number 972-991-3887, or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 6. Redemption.

      If the Series A Preferred has not been automatically converted pursuant to Section 5(a) prior to July 21, 2000, then, until such time as such Series A Preferred is converted pursuant to Section 5(a) or otherwise, the Corporation shall redeem one-fifth (20%) of the Series A Preferred, for cash, at the Redemption Price on the following dates:
December 31, 2000
December 31, 2001
December 31, 2002
December 31, 2003
December 31, 2004
      Notice of redemption will be mailed at least 30 days but not more than 80 days before the redemption date to each Holder of Series A Preferred to be redeemed at his registered address; provided, however, that the Corporation's failure to give such notice of redemption shall in no way affect its obligation to redeem the Series A Preferred as provided in this Section 6. The notice of redemption shall contain the number of shares of Series A Preferred held by the Holder which shall be redeemed, the date on which the redemption shall be effective, the Redemption Price, and the address at which the Holder may surrender to the Corporation its certificates representing shares of Series A Preferred to be redeemed. Series A Preferred in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.
(ii) Once notice of redemption is mailed, the Series A Preferred called for redemption become due and payable on the redemption date and at the Redemption Price stated in the notice. Upon surrender of such shares of Series A Preferred to the Corporation, the Corporation shall pay the Redemption Price stated in the notice and each surrendered certificate shall be canceled and a new certificate representing the remaining unredeemed shares of Series A Preferred, if any, shall be issued to each Holder, at the expense of the Corporation.

Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Common Stock" means the Corporation's common stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Junior Securities" means the Common Stock and all other equity securities of the Corporation which are explicitly junior in liquidation preference to the Series A Preferred.

"Per Share Market Value" means on any particular date (a) the closing price per share of Common Stock on such date on the NASDAQ or on any subsequent market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such subsequent market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on such subsequent market, the closing bid price for a shares of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a Common Share as determined in good faith by the Board of Directors of the Corporation.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Redemption Price" means, with respect to each share of Series A Preferred, an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (A) 1,000 times (B) the average closing price of one share of the Corporation's Common Stock for the five (5) most recent days that the Corporation's Common Stock has traded ending on the trading day immediately prior to the Closing Date as that term is defined in the Agreement and Plan of Reorganization dated November 21, 1999, as amended, as reported on the Nasdaq National Market System, and any declared but unpaid dividends on the Corporation's Common Stock, subject to proportionate adjustment in the event of any subdivision or split of outstanding shares of Series A Preferred into a larger number of shares or any combination or reclassification of outstanding shares of Series A Preferred into a smaller number of shares.

"Stockholder Vote" means the affirmative vote of a stockholders holding a majority of the Corporation's Common Stock at a meeting of the Corporation's stockholders in favor of approving the conversion of the Series A Preferred into Common Stock in accordance with the terms hereof.

* * * * *

IN WITNESS WHEREOF, Efficient Networks, Inc. has caused this Certificate of Designation of Rights, Preferences and Privileges of Series A Non-Voting Convertible Preferred Stock to be signed by the undersigned this 17th day of December, 1999.

/s/ Mark Floyd Mark Floyd, Chief Executive Officer

EXHIBIT 2.6

January 14, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated November 21, 1999 by and among Cabletron Systems, Inc., a Delaware corporation, Efficient Networks, Inc., a Delaware corporation, Fire Acquisition Corporation, a California corporation and wholly-owned subsidiary of Efficient, and Flowpoint Corporation, a California corporation and wholly-owned subsidiary of Cabletron, which is an Exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Registrant hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Merger Agreement omitted from the copy of Merger Agreement filed as an Exhibit to the Current Report.

                                                                    Very truly yours,
                                                                    CABLETRON SYSTEMS, INC.

By:/S/ Eric Jaeger_______
Name   Eric Jaeger
Title  Executive Vice President